United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.          )

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1st Source Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders and Proxy Statement

To the Shareholders of 1st Source Corporation:

The Annual Meeting of Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana 46601, on April 21, 2011, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Election of one director for a term expiring in 2012, two directors for terms expiring in 2013 and four directors for terms expiring in 2014.

2.	Advisory Approval of Executive Compensation. Approval of the compensation of 1st Source Corporation’s executive officers disclosed in this Proxy Statement.

3.	Advisory Approval of Frequency of Future Advisory Votes on Executive Compensation.

4.
Approval of 2011 Stock Option Plan. Adoption of a stock option plan for key employees of 1st Source and its subsidiaries providing for the award of options by the Executive Compensation and Human Resources Committee of the Board of Directors to purchase up to 2,000,000 shares of common stock.

5.
Approval of Amended 1982 Executive Incentive Plan. Approval of the amended 1982 Executive Incentive Plan including amendments which provide for an annual grant limit of 2% of the outstanding common stock as of the beginning of each year and which allow the Executive Compensation and Human Resources Committee of the Board of Directors to terminate the forfeiture period on issued shares on a discretionary basis.

6.
Approval of Amended 1998 Performance Compensation Plan. Approval of the amended 1998 Performance Compensation Plan including a provision for awards to be made in common stock in amounts up to $3 million each year including previous award made in 2010.

7.
Reapproval of 1982 Restricted Stock Award Plan. Reapproval of the 1982 Restricted Stock Award Plan in accordance with NASDAQ listing rule 5635c requiring shareholder approval every ten years for stock compensation plans with annual grant limitations.

8.	Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 16, 2011 are entitled to vote at the meeting.

By Order of the Board of Directors,

John B. Griffith
Secretary

South Bend, Indiana
March 11, 2011

Please date and sign the Proxy and return it promptly. If you do attend the meeting,

you may, nevertheless, vote in person and revoke a previously submitted proxy.

1st SOURCE CORPORATION

 P.O. Box 1602 • South Bend, Indiana 46634

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of 1st Source Corporation (“1st Source”), to be held on April 21, 2011, at 10:00 a.m. local time, at the 1st Source Center, 100 North Michigan Street, 4th Floor Boardroom, South Bend, Indiana 46601. Only shareholders of record at the close of business on February 16, 2011, will be eligible to vote at the Annual Meeting. The voting securities of 1st Source consist only of Common Stock, of which 25,072,868 shares were outstanding on the record date. Each shareholder of record on the record date will be entitled to one vote for each share. Cumulative voting is not authorized. The approximate date for making available this proxy statement and the form of proxy to shareholders is March 11, 2011. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will be counted for determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

The cost of solicitation of proxies will be borne by 1st Source. In addition to the use of mails, proxies may be solicited through personal interview, electronic media, telephone, and facsimile by directors, officers and regular employees of 1st Source without additional remuneration therefor.

Revocability

Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to John B. Griffith, Secretary, 1st Source Corporation, Post Office Box 1602, South Bend, Indiana 46634, or by voting in person at the meeting.

Persons Making the Solicitation

This solicitation is being made by the Board of Directors of 1st Source.

Voting Securities and Principal Holders Thereof

Beneficial owners of more than 5% of the Common Stock outstanding at February 16, 2011:

Name and Address	Type of Ownership	Amount	% of Class
Ernestine M. Raclin(1)	Direct	31,329	0.12%
100 North Michigan Street	Indirect (2)	5,384,750	21.48%
South Bend, IN 46601	Total	5,416,079	21.60%

Christopher J. Murphy III	Direct	857,773	3.42%
100 North Michigan Street	Indirect (3)	2,412,805	9.62%
South Bend, IN 46601	Total	3,270,578	13.04%

Dimensional Fund Advisors LP	Direct (4)	1,834,520	7.32%
Palisades West, Building One,
6300 Bee Cave Road
Austin, Texas, 78746

1st Source Bank as Trustee for the 1st Source	Direct	1,525,043	6.08%
Corporation Employee Stock Ownership and Profit Sharing Plan Trust

(1) Mrs. Raclin is the mother-in-law of Mr. Murphy.

(2)  Owned indirectly by Mrs. Raclin who disclaims beneficial ownership thereof. Most of these securities are held in trusts, of which 1st Source Bank is the trustee and has sole voting power. While Mrs. Raclin is an income beneficiary of many of these trusts, the ultimate benefit and ownership will reside in her children and grandchildren.

(3)  Owned indirectly by Mr. Murphy who disclaims beneficial ownership thereof. The securities are held by Mr. Murphy’s wife and children, or in trust or limited partnerships for the benefit of his wife and children. Mr. Murphy is not a current income beneficiary of most of the trusts. Due to the structure of various trusts and limited partnerships, 77,066 shares are shown both in Mr. Murphy’s and Mrs. Raclin’s ownership.

(4) As reported in Form 13G filed February 11, 2011, Dimensional Fund Advisors LP, in its role as investment advisor for various clients, had sole dispositive and/or voting power of the shares.

Interest of Certain Persons in Matters to be Acted Upon

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors. Directors, executive officers, and voting trustees have indicated that they intend to vote for all directors as listed in Proposal Number 1 for Proposal Number 2, for an advisory vote by shareholders every three years as requested in Proposal Number 3 and for Proposal Numbers 4, 5, 6 and 7.

Proposal Number 1: Election of Directors

The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2011 Annual Meeting, one(1) director is to be elected for a term ending in 2012, two (2) directors are to be elected for terms expiring in 2013, and four(4) directors are to be elected for terms expiring in 2014 or until the qualification and election of a successor. Directors will be elected by a plurality of the votes cast.

The following information is submitted for each nominee as well as each director and each non–director executive officer continuing in office. Dane A. Miller is a current director at the time of this proxy statement who will not be standing for reelection at the 2011 Annual Meeting. Terry L. Gerber will be retiring from the Board of Directors coincident with the 2011 Annual Meeting as he has attained the mandatory retirement age of 70.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE.

All directors have demonstrated the ability and willingness to participate in and contribute to the Board and its Committee activities. Each is actively involved in civic, community and business affairs. Such involvement is noted below with a representative sample of the boards or organizations with which they are involved.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Nominees for Election to the Board of Directors

Term Expiring in April, 2012

Allison N. Egidi	29	Vice President, BMO Capital Markets (financial services)		19,731	*
•	6 years of experience in securitization in BMO Capital Markets’ U.S. Securitization Group. Currently a Vice President, previously an Associate and Analyst.
•	Unique expertise in credit analysis and structuring securitization facilities.
•	Serves as a Development Board member for the Comer Children’s Hospital at the University of Chicago and as a Professional Board member for PAWS Chicago.
•	B.A. in Economics and American Politics from the University of Virginia.

Terms Expiring in April, 2013

Najeeb A. Khan	57	Chairman and Chief Executive Officer, Interlogic Outsourcing, Inc. and affiliated companies (payroll processing, tax filing and human resources administration services)		3,303	*
•
28 years of business experience as the founder, Chairman and Chief Executive Officer of Interlogic Outsourcing, Inc., as former Chairman and Chief Executive Officer of CNA Unisource, Inc, and as former Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank. As head of a locally owned business, Mr. Khan contributes current knowledge and extensive contacts in several communities where many manufacturing and retail customers are located.

•	Unique expertise in technology, payroll, human resources, outsourcing services and entrepreneurial activities.
•
Serves as Chairman of  Memorial Health Foundation, member of the Investment Committee of the Community Foundation of St. Joseph County, member of the Finance Committees for Memorial Health Systems, WNIT Public Television and Holy Cross College, and Chairman of Governmental Affairs for the Independent Payroll Processor Association.

•	B.S. in Mathematics/Computer Science from Grand Valley State University.
Christopher J. Murphy IV	41	Chief Operating Officer, Owner and Artistic Director, Catharsis Productions, LLC(training programs)		91,599	*
•	11 years of business experience as co-founder, Chief Operating Officer, owner and Artistic Director of Catharsis Productions.
•	Contributes general business knowledge and entrepreneurial, government contracting and creative marketing and development experience.
•	Serves as co-chairperson on MEN (Men Endorsing Non-Violence) Illinois state subcommittee, consultant to Lambda Chi Alpha fraternity and volunteer with West Suburban Montessori School.
•	B.A. in Liberal Studies, Communications and Theatre from the University of Notre Dame.

Terms Expiring in April, 2011 (April, 2014 if reelected)

Lawrence E. Hiler	65	Chairman, Hiler Industries (metal castings)	1992	3,381	*
•
29 years of business experience as Chairman and President of Hiler Industries. As head of Hiler Industries, which has several locations in the company’s footprint, Mr. Hiler contributes long-term perspective, current knowledge, and extensive contacts in a number of communities where the Company does business.

•
Unique expertise in metal castings/manufacturing industry and general management knowledge. Mr. Hiler also contributes his knowledge and experience with family-owned businesses. Mr. Hiler also is a former director and owner of a community bank.

•	Qualifies as a financial expert under SEC guidelines.
•	Serves as President of the Walkerton Industrial Fund, Secretary of LaPorte Hospital, Inc. and a member of the Purdue University Advisory Council.
•	B.S. in Industrial Management from Purdue University.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Rex Martin	59	Chairman and Chief Executive Officer, NIBCO, Inc. (copper and plastic plumbing parts manufacturer)	1996	5,647	*
•
25 years of business experience as Chairman and Chief Executive Officer of NIBCO, Inc., a family-owned business. As head of Elkhart, Indiana-based NIBCO, Inc., Mr. Martin contributes long-term perspective, current knowledge, and extensive contacts in a community where the Company does business.

•	Unique expertise in the copper and plastic plumbing parts manufacturing industry and general knowledge of sales and marketing.
•	Qualifies as a financial expert under SEC guidelines.
•
Serves as Founder and Director of the Rex and Alice A. Martin Foundation, and Elkhart County Chairman and board member of the American Red Cross. Mr. Martin also is a board member of the Elkhart County Community Foundation and the Park Foundation of Elkhart, Indiana.

•	B.A. in English from Indiana University and an M.B.A. from the Massachusetts Institute of Technology.
Christopher J. Murphy III	64	Chairman of the Board, President and Chief Executive Officer, 1st Source and Chairman of the Board and Chief Executive Officer 1st Source Bank	1972	3,270,578(3)	13.04%
•
Over 30 years of business experience with 1st Source, including serving as President and Chief Executive Officer of both 1st Source and 1st Source Bank for approximately 30 years. Mr. Murphy contributes long-term perspective, current knowledge, and extensive contacts in all communities in which the Company does business. Prior to 1st Source, Mr. Murphy worked at Citibank.

•	Extensive knowledge of 1st Source and 1st Source Bank and general knowledge in the finance/banking industry, investments, insurance and venture capital.
•
Serves on numerous boards including those of the University of Chicago Hospitals and Health System, South Bend Center for Medical Education (Indiana University Medical School at Notre Dame), the Indiana Board for Depositories, the Indiana State Chamber of Commerce, the Indiana Commission for Higher Education, the Regional Approach to Progress, Innovation Park at Notre Dame, Memorial Health System Audit Committee and Memorial Home Care.

•	B.A. in Government from the University of Notre Dame, a J.D. from the University of Virginia Law School and an M.B.A. from the Harvard University School of Business.
Timothy K. Ozark	61	Chairman and Chief Executive Officer, Aim Financial Corporation (mezzanine funding and leasing)	1999	17,184	*
•
19 years of business experience as founder, Chairman and Chief Executive Officer of Aim Financial Corporation, a mezzanine lender to privately-held companies. Also President and CEO of TKO Finance Corporation, a lender to financial services and manufacturing companies.

•	Unique expertise in mezzanine funding, venture funding and lending-leasing and general knowledge of finance.
•	Qualifies as a financial expert under SEC guidelines.
•	Serves as Lead Director.
•	Serves as a member of the Board of Trustees for The University of Chicago Hospitals and on the Board of Directors for a number of privately held companies.
•	B.S. in Business Administration from the University of Minnesota and an M.B.A. from St. Cloud State University.

Directors Continuing in Office

Terms Expiring in April, 2012

William P. Johnson	68	Chief Executive Officer, Flying J, LLC (consulting); Director and Chairman of the Board, Coachman Industries, Inc.	1996	32,460	*
•
44 years of business experience as Chief Executive Officer of Flying J, LLC and as former President, Chairman of the Board, and Chief Executive Officer of Goshen Rubber Co., Inc. and its subsidiaries, a family owned business. Mr. Johnson also serves as a board member of One America Life Insurance Company, Schurz Communications, Inc. and ITR Concessions Company, LLC. As head of businesses based in Elkhart County, Mr. Johnson contributes long-term perspective, current knowledge, and extensive contacts in a community where many manufacturing and retail customers are located.

•	Unique expertise in manufacturing, general management, investments, legal knowledge and family-owned businesses.
•	Qualifies as a financial expert under SEC guidelines.
•	Serves as Chairman of the Boys’ Club Foundation, founding Co-chairman of the Elkhart County Community Foundation and founding Chairman of the Goshen Partners in Education.
•	B.S. in Business Administration from the University of Notre Dame and a J.D. from the Stanford Universty Law School.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Craig A. Kapson	60	President, Jordan Automotive Group (automotive dealerships)	2004	27,713	*
•
30 years of business experience as President of Jordan Automotive Group.  As head of a second-generation business that has been locally based for over 63 years, Mr. Kapson contributes long-term perspective, current knowledge, and extensive contacts in a community in which the company does business.

•	Unique expertise in retail and fleet automobile sales and general knowledge of retailing and family-owned businesses.
•	Served as an Executive Board member of WNIT Public Television and Executive Board member of the South Bend Symphony Association.
•	B.A. in Economics from Olivet College.
John T. Phair	61	President, Holladay Properties (real estate development)	2004	26,112	*
•
13 years of business experience as President of Holladay Properties and a total of 32 years in the real estate industry. Mr. Phair also is the managing partner of approximately 75 commercial partnerships and 13 joint ventures. Prior to joining Holladay Properties, Mr. Phair spent seven years in the mortgage-banking field. As head of a locally based business, Mr. Phair contributes current knowledge and extensive contacts in a community in which the company does business.

•	Unique expertise in real estate development as well as general knowledge of the construction, hospitality, finance, and real estate industries.
•
Serves on the boards of the Boys & Girls Club of St. Joseph County, Family & Children’s Center, WNIT Public Television, the South Bend Civic Theatre, the Alliance of Indiana (IU Kelly School of Business), Project Future and the Villages of Indiana.

•	B.A. in Political Science from Marquette University.
Mark D. Schwabero	58	President, Mercury Marine (marine propulsion systems); prior thereto, President, Outboard Business Unit, Mercury Marine	2004	4,121	*
•
7 years of business experience as President of Mercury Marine and as former President of Mercury Outboards as well as 28 years experience as a senior executive in the automotive and commercial vehicle/manufacturing industries.

•	Unique knowledge of these industries as well as manufacturing and general management expertise.
•	Qualifies as a financial expert under SEC guidelines.
•	Director of National Exchange Bank & Trust
•	Trustee of Marian University and serves on the Advisory Committee of the Ohio State University College of Engineering and the Center for Automotive Research.
•	B.S. and M.S. degrees in Industrial and Systems Engineering from The Ohio State University.

Terms Expiring in April, 2013

Daniel B. Fitzpatrick	53	Chairman and Chief Executive Ofﬁcer, Quality Dining, Inc. (quick service and casual dining restaurant operator)	1995	46,000	*
•
29 years of business experience as the founder, Chairman and Chief Executive Officer of Quality Dining, Inc. As head of a locally headquartered, multi-concept restaurant company with operations located in seven states, Mr. Fitzpatrick contributes long-term perspective, current knowledge, and extensive contacts in communities in which the Company does business.

•	Unique expertise in the restaurant industry and general knowledge of food services retailing.
•	Qualifies as a financial expert under SEC guidelines.
•	Serves as Past Chairman of the Holy Cross College Board of Trustees and board member for Women’s Care Center Foundation. Mr. Fitzpatrick has served with nearly two dozen other community organizations.
•	B. A. in Business Administration from the University of Toledo.
Wellington D. Jones III	66	Executive Vice President, 1st Source Corporation, and President and Chief Operating Officer, 1st Source Bank	1998	249,847	*
•
13 years of business experience as President and Chief Operating Officer of 1st Source Bank and Executive Vice President of 1st Source Corporation, and 22 years of experience in other positions with 1st Source Bank. Mr. Jones contributes long-term perspective, current knowledge, and extensive contacts in all communities in which the Company does business.

•	Extensive knowledge of 1st Source Bank and general knowledge in the finance/banking industry.
•
Serves on the board of Memorial Health System and the Finance Committee for Memorial Hospital of South Bend. Also serves as a board member for the Boys & Girls Clubs of St. Joseph County and the South Bend Regional Sports Commission.

•
B. S. degree in Business Administration, Finance Major from Northwestern University and a graduate of the University of Wisconsin Graduate School of Banking and the Harvard University, Graduate School of Business Administration, Advanced Management Program.

				Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Non-Director Executive Officers

Allen R. Qualey	58	President and Chief Operating Officer, Specialty Finance Group, 1st Source Bank (since 1997)		118,026	*
John B. Griffith	53	Senior Vice President, General Counsel and Secretary, 1st Source Corporation and 1st Source Bank (since 2001)		23,845	*
Larry E. Lentych	64	Senior Vice President, Treasurer and Chief Financial Officer, 1st Source Corporation and 1st Source Bank (since 1988)		87,970	*
All Directors and Executive Officers as a Group (16 persons)				4,027,517	16.06%

*	Represents holdings of less than 1%.

(1)
The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held or held within the last five years in other registered corporations are also disclosed.

(2)	Based on information furnished by the directors and executive officers as of February 16, 2011.

(3)
The amount shown includes 2,412,805 shares of Common Stock held directly or indirectly by the spouse and other family members of the immediate household of Christopher J. Murphy III, who disclaims beneficial ownership of such securities. Voting authority for 1,043,804 shares owned indirectly by Mr. Murphy is vested in 1st Source Bank as Trustee for various family trusts. Investment authority for those shares is held by 1st Source Bank as Trustee of the underlying trusts.

Directors and officers of 1st Source and their affiliates were customers of, and had transactions with, 1st Source and its subsidiaries in the ordinary course of business during 2010 and in compliance with applicable federal and state laws and regulations. Additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, or present other unfavorable features. Credit underwriting procedures followed were no less stringent than those for comparable transactions with other borrowers.

1st Source’s Loan Policy requires prior approval by the Board of Directors for aggregate extensions of credit to executive officers and directors in excess of $500,000, with any interested director abstaining from the vote. Loans to executive officers may not exceed $100,000 except for loans 1) to finance the education of the executive officer’s children, 2) to purchase, construct, maintain or improve a residence owned by the executive officer and secured by a first lien, or 3) secured by a perfected security interest in bonds, notes, certificates of indebtedness or other obligations fully guaranteed by the United States, cash or a cash-equivalent. Loans to executive officers are 1) reported to the 1st Source Board at its next regularly scheduled meeting, 2) preceded by the submission of a current, detailed financial statement, and 3) made subject to the condition that the loan will become due if the officer becomes indebted to any other financial institution or financial institutions in an aggregate amount greater than $100,000 (excluding the excepted loans noted as 1), 2) and 3) in the preceding sentence). Finally, within 10 days of the date that the aggregate indebtedness to other financial institutions exceeds $100,000 (excluding first mortgage debt, children’s educational loans and loans secured by the types of collateral described above), an executive must make a written report to the Board.

Board Committees and Other Corporate Governance Matters

In January 2004, the Board of Directors adopted Corporate Governance Guidelines to ensure and document the Company’s existing high standards for corporate governance. The Corporate Governance Guidelines are in accordance with the listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules. The Corporate Governance Guidelines are available on the Company’s website at www.1stsource.com.

Director Independence — The Board assesses each director’s independence in accordance with the Corporate Governance Guidelines. The Corporate Governance Guidelines define an independent director as one who has no relationship to the Company that would interfere with the exercise of independent judgment in carrying out responsibilities as a director of the Company and who is otherwise “independent” under the listing standards of the Nasdaq Stock Market. The Board has determined, after careful review, that each member of the Board is independent as defined in the Company’s Corporate Governance Guidelines, with the exception of Mr. Murphy and Mr. Jones, who are employed by the Company. Accordingly, ten of the twelve current members of the Board are independent directors.

Board Committees — 1st Source and its major subsidiary, 1st Source Bank, share the following permanent committees made up of Board members of both organizations. Executive and Governance, Nominating, Audit and Executive Compensation and Human Resources Committee members are appointed annually after the Annual Meeting of Shareholders.

Committee	Members	Functions	2010 Meetings

Executive and Governance(2)	Christopher J. Murphy III Timothy K. Ozark (1) Daniel B. Fitzpatrick William P. Johnson Rex Martin	• Serve as senior committee with oversight responsibility for effective governance of the Company. • Act for the Board of Directors between meetings subject to certain statutory limitations. • Identify and monitor the appropriate structure of the Board. • Select Board members for committee assignments.	2
Nominating(2)	Timothy K. Ozark (1) Daniel B. Fitzpatrick William P. Johnson Rex Martin	• Identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board of Directors. • See also “Nominating Committee Information” below.	3
Audit(2)	Mark D. Schwabero(1) Daniel B. Fitzpatrick Terry L. Gerber Lawrence E. Hiler Timothy K. Ozark
•  Select the Company’s independent registered public accounting firm.
•  Review the scope and results of the audits by the internal audit staff and the independent registered public accounting firm.
•  Review the adequacy of the accounting and financial controls and the risk management process and present the results to the Board of Directors with respect to accounting practices and internal procedures.
   Make recommendations for improvements in such procedures.
•  Review and oversight of the Company’s compliance with ethics policies and regulatory requirements.
•  See also “Report of the Audit Committee” below.

			6
Executive Compensation and Human Resources(2)	Rex Martin(1) Daniel B. Fitzpatrick William P. Johnson Timothy K. Ozark	• Determine compensation for senior management personnel, review performance of the Chief Executive Officer and manage the Company’s stock plans. • Establish wage and benefit policies for the Company and its subsidiaries. • Review human resources guidelines, policies and procedures. • See also “Report of the Executive Compensation and Human Resources Committee” below.	4

(1)	Committee chairman.
(2)	The charter of the committee is available on the Company's website at www.1stsource.com.

Board Leadership Structure – Under 1st Source’s Corporate Governance Guidelines, the Executive and Governance Committee is responsible for reviewing and making recommendations to the Board regarding the Board’s leadership structure, including whether one individual should serve as Chairman of the Board and Chief Executive Officer and the Board should have a Lead Director. The Executive and Governance Committee reviews the structure of the Board on at least an annual basis and monitors and makes recommendations to the Board on an ongoing basis on other matters concerning Board policies and corporate governance. Additionally, the Executive Compensation and Human Resources Committee of the Board reviews the performance of the Chief Executive Officer on an annual basis. The Board believes it is in the best interest of 1st Source to have Mr. Murphy serve as Chairman of the Board and Chief Executive Officer. The reasons for this include the following:

•	Mr. Murphy’s past performance in both roles and his continuing ability to serve in both;

•	The need for decisive leadership and clear accountability in facing 1st Source’s challenges and opportunities;

•	Mr. Murphy’s extensive specialized knowledge regarding those challenges and opportunities as well as his large ownership position; and

•	The large majority of independent directors provide for an appropriate amount of external Board oversight.

The incumbent chairman of the Nominating Committee, Mr. Ozark, presently serves as the Lead Director under the Corporate Governance Guidelines. The Lead Director will normally chair any meetings of the Board at which the Chairman of the Board is not present or from which, for whatever reason, he has recused himself. The Lead Director also will conduct the executive sessions of the independent directors.

Board Role in Risk Oversight – The Board exercises oversight of the risk management of 1st Source through the functions of its committees as described above. Additionally, Board members exercise oversight responsibilities by serving on the Loan and Funds Management Committee and the Trust and Investment Committee of 1st Source Bank.

The responsibilities of the Loan and Funds Management Committee include:

•	Establishing the credit policy for the Bank;

•	Reviewing Bank lending activities, including approvals of loans to new or existing customers of total commitments in excess of stated amounts;

•	Conducting quarterly reviews of the adequacy of the allowance for loan and lease losses and loan concentrations as compared to established limits; and

•
Reviewing the Bank’s Funds Management Division in its investment activities, relationships with securities dealers, relationships with other depository institutions, administration of 1st Source’s asset/liability management and liquidity functions and other activities.

The responsibilities of the Trust and Investment Committee include:

•	Exercising general supervision over the fiduciary activities of the Personal Asset Management Group and the Retirement Plan Services Division;

•	Assigning the administration of those fiduciary powers to such officers, employees and committees as the Committee deems appropriate;

•	Directing and reviewing the actions of all individuals or committees used by the Bank in the exercise of the fiduciary powers and services offered to clients;

•	Implementing and periodically evaluating appropriate policies, practices and controls to promote high quality fiduciary administration; and

•	Overseeing appropriate policies and procedures to ensure the Bank makes appropriate investments.

Finally, the Board receives quarterly reports from the Risk Management Committee, which oversees and evaluates the risk management process for 1st Source and 1st Source Bank and reports to the Chief Executive Officer and the Bank Policy Committee.

Meetings of the Board of Directors and Directors’ Compensation — The Board of Directors held seven meetings in 2010. The only incumbent director attending fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the Board of 1st Source on which he served was John T. Phair. Directors receive fees in the amount of $18,000 per year, plus $1,000 per board meeting and $1,000 per committee meeting attended ($1,250 per Audit Committee meeting attended). Committee chairpersons also receive an additional $500 per meeting attended (an additional $1,500 per Audit Committee meeting attended and an additional $1,000 per Executive Compensation and Human Resources Committee meeting attended). Total fees paid in 2010 were $481,500.

Annual Meeting Attendance — Per the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. The Chairman of the Board presides at the Annual Meeting, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of Shareholders. All members of the Board at the time of the Company’s 2010 Annual Meeting of Shareholders except Rex Martin, Dane A. Miller and John T. Phair attended that meeting.

Code of Ethical Conduct — The Board of Directors has adopted a Code of Ethical Conduct for Financial Managers, which is available on the Company’s website at www.1stsource.com. The Code of Ethical Conduct for Financial Managers constitutes a code of ethics as defined in Section 406(c) of the Sarbanes-Oxley Act of 2002 and applies to the Chief Executive Officer, Chief Financial Officer, Controller and other individuals performing similar accounting or financial reporting functions for the Company.

Shareholder Communications — Communications to the Board of Directors from shareholders are welcomed. All written communications should be directed to the attention of the Chairman of the Executive and Governance Committee. The Chairman of the Executive and Governance Committee shall either (i) relay a shareholder communication to the full Board or an appropriate committee chairman, or (ii) where he feels that the communication is not appropriate to relay, at least provide a copy of the communication and an indication of his proposed disposition to the General Counsel, or another independent director, either of whom may forward the communication to any other directors if he deems it prudent or appropriate to do so. The Chairman of the Executive and Governance Committee shall forward all recommendations for Board nominees submitted by shareholders to the members of the Nominating Committee.

Nominating Committee Information

The Board of Directors formed an independent Nominating Committee in January 2004. The charter of the Nominating Committee is available on the Company’s website at www.1stsource.com. All members of the Nominating Committee (see “Board Committees” above) comply with the independence requirements of the Nasdaq Stock Market listing standards.

The purpose of the Nominating Committee is to identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board. The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and executive officers and recommendations by shareholders. Candidates recommended by shareholders will be evaluated in the same manner as candidates identified by any other source except that the Nominating Committee also may consider the number of shares held and the length of time the shareholder-recommended candidate has invested in the Company. In order to give the Nominating Committee adequate time to evaluate recommended director candidates, shareholder recommendations should be submitted in writing at least 120 days prior to the next Annual Meeting to be held on or about April 19, 2012. Nominations should be addressed to the attention of the Chairman, Executive and Governance Committee, c/o 1st Source Corporation.

The Nominating Committee will select new or incumbent nominees or recommend to the Board replacement nominees considering the following criteria:

•	Whether the nominee is under the mandatory retirement age of 70;

•	Qualifications, including judgment, skill, capability, conflicts of interest, business experience and technical/professional/educational background;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities or industries in which the Company does business;

•	Ability and willingness to commit adequate time, or in the case of incumbent directors, past participation and contribution, to Board and Committee matters;

•	The interplay of the nominee’s experience with that of the other Board members;

•	The extent to which a nominee would be a desirable addition to the Board and any committee of the Board;

•	If applicable, whether the nominee would be deemed “independent” under marketplace rules of the Nasdaq Stock Market and SEC regulations;

•	Whether the nominee is qualified and likely to remain qualified to serve under the Company’s By-laws and Corporate Governance Guidelines;

•	Diversity of viewpoints, background, experience and other demographics; and

•	Such other factors the Committee deems relevant.

The Nominating Committee assesses its own performance, including its effectiveness in achieving a diverse Board, and reviews its charter and recommends any proposed changes every other year coincident with the bi-annual self-assessment of the full Board.

Report of the Audit Committee

The Audit Committee oversees 1st Source’s financial reporting process on behalf of the Board of Directors, retains and oversees the Company’s independent registered public accounting firm, approves all audit and non-audit services provided by the independent registered public accounting firm and oversees the Company’s compliance with ethics policies and legal and regulatory requirements. The Board of Directors has adopted a charter for the Audit Committee to set forth its authority and responsibilities. All of the members of the Committee are independent as defined in the listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has determined that Daniel B. Fitzpatrick, Lawrence E. Hiler, Timothy K. Ozark and Mark D. Schwabero qualify as audit committee financial experts, as defined by Securities and Exchange Commission guidelines.

The Committee reviewed the audited financial statements in the Annual Report with management. The Committee also reviewed the financial statements with 1st Source’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee also considered with the independent registered public accounting firm the firm’s judgments as to the quality, not just the acceptability, of 1st Source’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and 1st Source, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services provided by the independent registered public accounting firm to 1st Source with the firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee

Mark D. Schwabero, Chairman
Daniel B. Fitzpatrick	Terry L. Gerber
Lawrence E. Hiler	Timothy K. Ozark

Compensation Discussion & Analysis

Compensation Philosophy and Program

The Executive Compensation and Human Resources Committee of the Board of Directors, comprised entirely of independent directors, among other things administers the Company’s executive compensation program.  The purpose of the Executive Compensation and Human Resources Committee is described in its charter as follows:

•	Determine compensation for senior management personnel;

•	Review performance of the Chief Executive Officer;

•	Establish wage and benefit policies for the Company;

•	Review general human resources guidelines, policies and procedures;

•	Oversee the Company’s stock and benefit plans; and

•	Review plans to ensure that incentives do not encourage inappropriate risk taking.

In addition, the Executive Compensation and Human Resources Committee generally reviews the recommendations of the Chief Executive Officer with regard to other executive officers and with regard to cash and stock incentives in the Executive Incentive Plan and other incentives for officers in the Company.

The Company’s compensation philosophy begins with the concept that its executive officers and key employees are all in partnership with each other and with the Company’s shareholders and that the Company succeeds best when the officers work together in this partnership. The Company believes that executive compensation programs should be designed to attract, retain and motivate executive officers and key employees who will make a valuable contribution to the whole enterprise and who will work for the long-term best interests of colleagues and shareholders alike. The Company accomplishes this through its compensation packages that include cash bonuses and equity compensation that link executive  compensation to the Company’s overall performance on both a short-term and long-term basis, thereby aligning the executive’s interests with the interests of the Company’s shareholders. The Company’s philosophy is to compensate fairly and to incent behaviors that lead to long-term substantive performance and the success of the Company.

Components of Compensation

To that end, the Executive Compensation and Human Resources Committee has implemented a compensation program for executive officers that includes the following components:

▪	Base Salaries: Annual base salary is designed to compensate 1st Source executives for their qualifications, responsibilities and performance. Salaries are administered under the 1st Source Salary Administration Program for all exempt employees. Through this program, positions are rated under direction of the Human Resources Department and placed in a competitive salary range. Annually, management establishes a salary performance grid that sets the range of merit increases that may be given to exempt personnel, including officers, depending on their individual performance and position in the respective salary range. The salary performance grid is reviewed, adjusted and approved annually by the Executive Compensation and Human Resources Committee based on market and industry information, including data from Towers Watson, Crowe Horwath, the St. Joseph County Indiana Chamber of Commerce and other publicly available sources. An officer’s annual salary will increase based on his or her position in the salary range and his or her individual performance rating determined through the annual review process. The categories for performance under the Company’s Salary Administration Program include:

•	Achieved performance and results significantly beyond level expected;

•	Achieved performance and results beyond level expected;

•	Consistently strong overall performance and results;

•	Inconsistent overall performance and results; and

•	Failed to achieve results and perform at expected level.

Generally, management awards salary increases as determined under these guidelines in conformance with the approved salary grid.  All of the named executive officers, including the Chief Executive Officer, are eligible to receive annual increases through this Salary Administration Program.

At the beginning of 2009, the Chief Executive Officer recommended, and the Committee agreed, that salaries for the Chief Executive Officer and for members of the Bank’s Policy Committee (including all named executive officers) be frozen for one year. He further recommended the salaries for all other officers be frozen for six months and be readdressed at such time based on the performance of the economy and the Company. The Committee accepted the CEO’s recommendation. These salary freezes were ended as of January 1, 2010.

▪
Annual Executive Incentive Plan Awards: The Company pays incentive compensation under its Executive Incentive Plan to all of the named executive officers. The Executive Incentive Plan bonuses are determined annually following the close of each year.

•  Calculation of Amount of Awards: Each executive is assigned a “partnership level” that is a percentage of the midpoint of the salary range or his or her annual base salary. Based on the executive’s individual performance, an executive may earn between 0% and 300% of the executive’s “partnership level” as incentive compensation. The actual amount received by the executive as incentive compensation is based upon the executive’s performance against a set of individual performance goals developed by the executive’s immediate supervisor and the executive early each calendar year. In assessing performance against these performance goals, the Company considers the level of achievement against each objective and whether significant or unforeseen circumstances altered the expected results or the difficulty of achieving the results. The amount is then adjusted based upon overall corporate performance against its annual profit plan as adjusted by the Committee. This “partnership level” percentage rises 2.5% for every 1% the Company exceeds its profit plan and decreases 2.5% for every 1% the Company falls short of its profit plan.

•  Method of Payment and Forfeiture: The computed Executive Incentive Plan bonus is paid in cash at the time of the award. The cash award is fully or partially matched with book value stock that is subject to forfeiture over a five-year period based on the executive remaining with the Company and on the continued financial performance of the Company. The Company believes that this form of equity-based compensation ties executives directly to the long-term real economic performance of the Company and will encourage its executives to make sound business decisions that will grow the Company carefully over time, strengthen its financial position and discourage decisions designed for short-term gain only. The Company acknowledges that these equity awards could become a significant portion of an individual’s net worth over time. The Company predominantly has chosen book value stock as the method of compensation because it is the one value that management of the Company can affect by its collective decisions. The earnings of the Company are either added to the book value per share or are paid out as dividends on all outstanding shares (including book value shares still subject to forfeiture). In this way, the value of the book value shares are protected from fluctuations in the stock market that are unrelated to performance of the Company.  The executive generally is required to hold the book value shares until retirement except that seven years after the forfeiture risk has lapsed, subject to the approval of the Company, the executive may sell 50% of these vested book value shares back to the Company at its then book value for specific purposes: purchase of a personal residence or second home, college education tuition or financial hardship.

▪	Long-Term Incentive Awards:

•  Calculation of Amount of Awards: The Company further rewards its executives for good long-term results with a long-term incentive award. Periodically, the Company establishes a set of corporate goals. These change from time to time, but usually include a growth goal, a return on equity goal and some credit and operating performance goals.  The executive bonuses under this program are calculated based upon a pre-determined mathematical formula that compares the Company’s performance relative to its long-term plan and the executive’s average annual Executive Incentive Plan award over the long-term award period. The final bonus amounts are determined by multiplying the result of that calculation by the executive’s assigned “partnership level” for long-term incentive award purposes.

•  Method of Payment: Under the Executive Incentive Plan, 25% to 50% of the long-term award is paid in cash at the time of the award, with lower cash amounts being paid to more senior executives. The remainder of the long-term award is paid to executives in market value stock, which is subject to forfeiture over a five-year period based upon the executive remaining with the Company.

Chief Executive Officer Performance and Compensation

Mr. Murphy’s compensation includes the same components described above for all executive officers of the Company. In addition, Mr. Murphy participates in the 1998 Performance Compensation Plan that is described below. Mr. Murphy’s performance is evaluated by the Executive Compensation and Human Resources Committee each year against a series of objectives determined by the Committee, some of which are derived from the Company’s annual budget plan and the Company’s long-term strategic plan as approved by the Board of Directors.

▪
Base Salary: Each year, the Executive Compensation and Human Resources Committee reviews reports by SNL, Towers Watson and the National Executive and Senior Management Compensation Survey published by Compensation Data Surveys, Dolan Technologies Corporation, comparing compensation among comparable banks and also proxy statements for many of the companies identified. The Executive Compensation and Human Resources Committee uses these reports to evaluate Mr. Murphy’s pay package against other pay packages for Chief Executive Officers with similar tenure at peer banks in terms of size and complexity. The Executive Compensation and Human Resources Committee checks comparables to ensure fairness as to aggregate compensation and its components. The Executive Compensation and Human Resources Committee applies the salary grid used by the Company for all exempt employees when determining Mr. Murphy’s base salary increase.

▪	Base Salary Increases: The Executive Compensation and Human Resources Committee reviewed Mr. Murphy’s salary in February 2011. Under his Employment Agreement, the terms of which are summarized on page 11 of this proxy statement, Mr. Murphy has had a right to receive an annual increase in base salary as determined by the Company. Annually, Mr. Murphy is reviewed on his success in achieving the Company’s business plan and budget for the year with special focus on the Company’s return on equity and absolute earnings. He is also responsible for the overall performance of the Company relative to its operating and strategic plans and for representing it to various constituencies, for its community participation and for ensuring the development of a culture of independence, integrity and long-term success. Based on Mr. Murphy’s 2010 performance and the Company’s performance against its annual profit plan and using the salary performance grid and taking into account that he received no base salary increase in 2009 along with other executive officers and no base salary increase in 2010 while other executive officers received them, the Executive Compensation and Human Resources Committee granted Mr. Murphy a 3.91% increase in base salary.

▪	Annual Executive Incentive Plan Award

•  Calculation of Amount of Award. Mr. Murphy’s base award is calculated based on a “partnership level” of 15% of his base salary. That base bonus is subject to increase or decrease based upon performance of the Company as described above. The Company performed above its plan on return on assets and return on equity for the year 2010 and performed well compared to peers. Mr. Murphy generally met his qualitative and other quantitative objectives, and the Company partially achieved its goals for credit quality and growth objectives. Based upon the formula tied to those objectives, Mr. Murphy was awarded a $342,600 cash bonus for his performance in 2010 under the Executive Incentive Plan. This was matched with an equivalent value in book value stock.

•  Method of Payment. Consistent with the Executive Incentive Plan, the cash award was paid in cash to Mr. Murphy at the time the award was made. The cash bonus for Mr. Murphy is matched with an equivalent value in book value stock, but paid to Mr. Murphy in cash as the five-year forfeiture period lapses. The Executive Compensation and Human Resources Committee believes Mr. Murphy’s interest as an owner is significantly enough aligned with the shareholders that the Executive Incentive Plan’s stock components can be paid in cash as the forfeiture risk lapses.

▪	Long-term Incentive Award:

•  Calculation of Amount of Award: The Company partially achieved its profitability and long-term credit quality goals for the five-year period ended December 31, 2010. Based upon the mathematical formula applied to the Company’s performance and the average of Mr. Murphy’s annual incentive award over that five-year period, Mr. Murphy received a bonus of $152,600 in 2011.

•  Method of Payment: Under the Executive Incentive Plan, 25% of this award was paid in cash at the time of the award, and the remaining 75% will be subject to forfeiture over the next five years based upon Mr. Murphy’s remaining with the Company so long as the Company remains profitable. During this period, the “at risk” portion of the award is delineated in market value stock, but is paid in cash to Mr. Murphy as the forfeiture restriction lapses for the same reason that the Executive Incentive Plan’s annual award is eventually settled in cash.

Mr. Murphy also participates in the 1998 Performance Compensation Plan. This plan was designed so that a program could be available to the Executive Compensation and Human Resources Committee for awarding bonuses that are specifically mathematically-based and qualify for full deduction under the tax rules described below. This program may be used to replace or supplement the Executive Incentive Plan. The Executive Compensation and Human Resources Committee this year made an award to Mr. Murphy.

▪	1998 Performance Compensation Plan Award: Mr. Murphy was eligible for a cash bonus under the 1998 Performance Compensation Plan based on the Company’s earning goals established by the Executive Compensation and Human Resources Committee at the beginning of 2010. The Executive Compensation and Human Resources Committee determined that some of these goals were attained. For 2010, the award level was set up to 1.5% of net income, the same as was set for 2008 and 2009. Under the terms of the plan, Mr. Murphy earned a bonus of $300,000, or approximately .73% of net income.

Tax Deductibility of Pay

Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the named executive officers in the proxy statement, subject to certain exceptions. Additionally, for 2009 and 2010, the Company’s participation in the Capital Purchase Program (CPP) established pursuant to the Emergency Economic Stabilization Act of 2008 (EESA) as amended by the American Recovery and Reinvestment Act of 2009 (ARRA) requires it not to claim a tax deduction for any compensation paid to a named executive officer in an amount exceeding $500,000. In developing and implementing executive compensation policies and programs, the Executive Compensation and Human Resources Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. The Executive Compensation and Human Resources Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. It is the general intention of the Executive Compensation and Human Resources Committee to meet the requirements for deductibility whenever possible. The Executive Compensation and Human Resources Committee will continue to review and monitor the deductibility of compensation.

SUMMARY COMPENSATION TABLE

Note: No named executive officer received a salary increase in 2009 nor did Mr. Murphy receive one in 2010 as explained above. Also see (1) below.

Name and Principal Position	Year	Salary($)(1)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation($)		All Other Compensation($)(3)	Total(7)
Christopher J. Murphy III	2010	$659,200	$437,012	(4)	$680,800		$94,588	$1,871,600	(4)
Chairman, President & CEO	2009	684,554	47,502		182,105	(4)	76,730	990,891	(4)
1st Source, and Chairman	2008	654,031	113,510		214,430		84,356	1,066,327
& CEO, 1st Source Bank

Larry E. Lentych	2010	232,948	43,116		90,350		28,120	394,534
Senior Vice President,	2009	238,846	15,018		43,100		28,574	325,538
Treasurer & CFO	2008	226,616	31,505		15,000		28,353	301,474

Wellington D. Jones III	2010	378,891	133,965	(4)	154,850		62,192	729,898	(4)
Executive Vice President,	2009	388,385	43,512		35,250	(4)	56,309	523,456	(4)
1st Source, and President	2008	369,385	54,504		43,500		57,069	524,458
& COO, 1st Source Bank

John B. Griffith	2010	284,923	94,061	(4)	91,850		30,424	501,258	(4)
Senior Vice President,	2009	292,471	22,509		24,750	(4)	28,292	368,022	(4)
General Counsel &	2008	277,827	30,004		22,500		26,726	357,057
Secretary

Allen R. Qualey	2010	246,435	39,816		66,850		28,424	381,525
President and COO
Specialty Finance Group
1st Source Bank

(1)	2009 amounts include 27 biweekly pay periods rather than the normal 26.
(2)
Amounts included in Stock Awards represent the aggregate grant date fair value of all awards computed in accordance with FASB ASC Topic 718 granted during the year. These amounts relate to the prior year’s performance and are subject to forfeiture over the succeeding five (5) years.

(3)	Amounts included in All Other Compensation for the most recent fiscal year are as follows:

	Company Contributions to Defined Contribution Retirement Plans	Dividends on Stock Awards	Directors’ Fees	Perquisites	Value of Life Insurance Benefits	Total
Mr. Murphy (5) (6)	$18,657	$32,848	$18,000	$19,539	$5,544	$94,588
Mr. Lentych	18,657	6,137	–	*	3,326	28,120
Mr. Jones	18,657	14,867	18,000	*	10,668	62,192
Mr. Griffith	18,657	8,879	–	*	2,888	30,424
Mr. Qualey	18,657	7,466	–	*	2,301	28,424

*   Not included - total of perquisites and benefits is less than $10,000

(4)
Due to the restrictions placed on bonuses to senior executive officers as part of the Company’s participation in the Capital Purchase Program established pursuant to the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, only 20.83% of the 2009 Executive Incentive Plan and 41.67% of the 1998 Performance Compensation Plan total cash and stock awards were paid to Mr. Murphy, Mr. Jones, and Mr. Griffith in cash which is shown in the non-equity incentive plan compensation column of the table for 2009. Another 29.17% of the 2009 Executive Incentive Plan bonus and the remaining 58.33% of the 1998 Performance Compensation Plan bonus which normally would have been paid in cash were paid in market value stock which is shown in the stock awards column of the table for 2010.  Had their 2009 bonuses been paid in the normal fashion, the 2009 and 2010 amounts for stock awards, non-equity incentive plan compensation and total compensation would have been reported in the table as follows:

	Year	Stock Awards	Non-Equity Incentive Plan Compensation	Total
Mr. Murphy	2010	$182,067	$680,800	$1,616,655
	2009	47,502	437,050	1,245,836

Mr. Jones	2010	84,615	154,850	680,548
	2009	43,512	84,600	572,806

Mr. Griffith	2010	59,411	91,850	466,608
	2009	22,509	59,400	402,672

(5)
Mr. Murphy’s perquisites included company car mileage, country club dues, annual medical exam and personal usage of the company plane. These are valued at the incremental cost of the personal usage to the Company. For personal use of the company plane, the incremental cost is the variable hourly cost.

(6)	Mr. Murphy reimbursed the Company $5,000 in each year shown for miscellaneous incalculable personal benefits.
(7)	There were no bonus awards, option awards or changes in pension value and non-qualified deferred compensation earnings for the named executive officers in 2010, 2009 or 2008.

GRANTS OF PLAN-BASED AWARDS

Estimated Future Payouts Under Equity Incentive Plan

	Book Value Awards (#Shares)					Market Value Awards (#Shares)
					Grant Date					Grant Date
					Fair Value of					Fair Value of
Name	Grant Date	Threshold	Target	Maximum	Stock Awards	Grant Date	Threshold	Target	Maximum	Stock Awards
Christopher J. Murphy III	-	-	-	-	$-	2/04/10	-	30,327	-	$14.41
Larry E. Lentych	2/04/10	-	2,234	-	19.30	-	-	-	-	-
Wellington D. Jones III	2/04/10	-	4,384	-	19.30	2/04/10	-	3,425	-	14.41
John B. Griffith	2/04/10	-	3,078	-	19.30	2/04/10	-	2,405	-	14.41
Allen R. Qualey	2/04/10	-	2,063	-	19.30	-	-	-	-	-

Note: There were no non-equity incentive plan awards with future payouts made during 2010. Also, there were no other stock awards or option awards made during 2010.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements:

Messrs. Murphy, Jones, Lentych and Griffith each entered into a new employment agreement effective January 1, 2008.

Mr. Murphy’s agreement provides for a $659,200 base salary at January 1, 2011, with annual increases as the Committee may deem appropriate each year, and bonus payments (paid in cash or stock at Mr. Murphy’s election) under the Executive Incentive Plan and the 1998 Performance Compensation Plan. Under the other three agreements, Mr. Jones, Mr. Lentych and Mr. Griffith receive base salaries of $381,480, $234,508 and $287,000 respectively, at January 1, 2011, with increases thereafter as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan. As in the prior agreements, the new agreements permit gross-up payments necessary to cover possible excise tax payments by the executives and to reimburse the executives for legal fees that might be expended in enforcing the agreements’ provisions or contesting tax issues relating to the agreements’ parachute provisions.

Each of the agreements expires on December 31, 2011, but will be extended from year-to-year thereafter unless either party gives a notice of non-renewal to the other. The term of Mr. Murphy’s agreement will end on December 31 of the third year following the year in which any notice of non-renewal is given. The term of the agreements with Messrs. Jones, Lentych and Griffith will end on December 31 of the same year in which any non-renewal notice is given.

If an executive terminates employment because of any adverse change in his status, then he would continue to receive his base salary for a period of time after his termination. Mr. Murphy would receive the equivalent of 36 months of base salary with the first six months payable in a lump sum. Messrs. Jones, Lentych and Griffith would receive the equivalent of twelve months of base salary with the first six months payable in a lump sum.

If an executive terminates employment within one year of a change in control (which term includes any third party which becomes beneficial owner of 50% or more of the outstanding stock of 1st Source, the election of a majority of new directors in connection with a sale, merger, other business combination or contested board of directors election, or shareholder approval of any transaction which results in a disposition of all or substantially all of the assets of 1st Source), then he will receive severance pay in cash equal to 2.99 times his “Annualized Includable Compensation for the Base Period” (as defined under the Internal Revenue Code of 1986, as amended).

The employment agreements also include restrictive covenants which require, among other things, that the executives not compete with 1st Source in bank or bank-related services within the geographic region in which full‑service retail branches of 1st Source Bank or any affiliate are located. The agreements also prohibit the executives from ever divulging confidential information or trade secrets after termination of employment.

In the event an executive’s employment is terminated because of disability and in addition to other disability programs in effect for all officers of 1st Source, the executive will receive twelve months of base salary, with the first six months payable in a lump sum and the balance paid in monthly installments beginning on the first day of the seventh month following the date of termination.

Bonus Plan:

Bonuses under 1st Source’s Executive Incentive Plan (EIP) are determined annually following the close of the year. The bonus is calculated based on the officer’s “partnership level” adjusted for the Company’s performance relative to plan and for the individual’s personal performance relative to weighted objectives set by the individual with his or her supervisor at the beginning of the year. For the named executives, the base bonus is calculated at a “partnership level” ranging from 10% to 15% of their salaries. For each 1% that the Company varies from its profit plan for the year, the base bonus is adjusted up or down by 2.5%. Finally, this possible bonus is adjusted by the individual’s performance ranging from 0% to 300% of the possible bonus.

Under the terms of the EIP, the Executive Incentive Plan bonus normally is paid in cash at the time of the award. The cash bonus is matched with an equivalent value in book value or market value stock which is to be earned and is therefore subject to forfeiture over the succeeding five (5) years. Book value shares may only be sold to 1st Source, and such sale is mandatory in the event of death, retirement, disability or termination of employment. 1st Source may terminate or extend the Plan at any time. The forfeiture lapses ratably for each year the employee remains with the Company and for each year, or period of years, the Company grows its net income by a targeted minimum per year or reaches a targeted Return On Average Assets. During this period, the “at risk” stock portion of the bonus is transferred to the participant as the forfeiture period lapses. In Mr. Murphy’s case, while determined in book value stock, the award is paid in cash as the forfeiture lapses.

Due to the Company’s performance in 2002, the remaining 20% of the award made in 1997 would be forfeited. In early 2003 Mr. Murphy asked that the forfeiture period for these awards be extended for four (4) years for all members of the Executive Incentive Plan except those most senior officers (including Mr. Murphy and Mr. Jones) of the Company with credit and management authority bearing full responsibility for the Company’s performance. The recommendation for the extension was made in an effort to encourage the management team throughout the Company to accelerate their efforts to return 1st Source to its historic earnings levels. This extension was approved by the Board of Directors and the shareholders. The Board and shareholders also approved extensions of the forfeiture period for the awards made in 1998, 1999, 2000 and 2001 by four (4) years for all members of the Executive Incentive Plan except Mr. Murphy, who forfeited the remaining 20% and 60%, respectively of the 1997 and 1998 award in January 2003 and January 2004 and the remaining 100% of the 1999, 2000 and 2001 awards in January 2005, January 2006 and January 2007, respectively. All other members of the Executive Incentive Plan forfeited the remaining 20% of the 1997 awards in January 2007, the remaining 60% of the 1998 awards in January 2008, the remaining 100% of the 1999 awards in January 2009, and the remaining 100% of the 2000 awards in January 2010 and the remaining 100% of the 2001 awards in January 2011.

The Company further rewards its executives for good long-term actions with a long-term incentive award. The 2010 long-term awards were made for performance during the five-year period ending in 2010.  The executive bonuses under this program are calculated based upon a pre-determined mathematical formula that compares the Company’s performance relative to its five-year plan and the executive’s average award over the prior five years. The final bonus amounts are determined by multiplying the result of that calculation by the executive’s assigned “partnership level” for long-term incentive award purposes.

Under the Executive Incentive Plan, 25% to 50% of the long-term award is paid in cash at the time of the award, with lower cash amounts being paid to more senior executives. The remainder of the long-term award is paid to executives in market value stock, is subject to forfeiture over a five-year period based upon the executive’s remaining with the Company.

Mr. Murphy was also eligible for a cash bonus under the 1998 Performance Compensation Plan based on goals established at the beginning of each year. For 2008, 2009 and 2010, the award level set was up to 1.5% of net income. Based on Mr. Murphy’s performance, Mr. Murphy earned bonuses of $300,000 (.73% of net income), $255,100 (1.0% of net income)and $166,930 (0.50% of net income), for 2010, 2009 and 2008 respectively. Mr. Murphy received $106,250 of the 2009 award in cash which was paid after the Company’s repayment of its preferred stock issued subject to its participation in the CPP while the remainder was paid in market value stock which is subject to forfeiture if Mr. Murphy leaves the Company within two years after the date of grant.

The amounts shown in the Stock Awards and Option Awards columns of the Summary Compensation Table represent the aggregate grant date fair value of all awards granted during the fiscal year computed in accordance with FASB ASC Topic 718. The amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table represent the annual and long-term cash awards under the Executive Incentive Plan and the 1998 Performance Compensation Plan award. Estimated future payout amounts for 2010   stock awards and the corresponding grant date fair values are shown in the Grants of Plan-Based Awards Table.

Recipients of unvested book value and market value shares granted under the Executive Incentive Plan receive dividends at the same time and in the same amount as all other holders of 1st Source common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exerciseable	Number of Securities Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (1)(2)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (1)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(1)
Christopher J. Murphy III	–	–	–	$–	–
Book Value Shares								29,180	$587,102
Market Value Shares						31,549	$638,552

Larry E. Lentych	–	–	–	–	–
Book Value Shares								10,197	205,164
Market Value Shares						306	6,193

Wellington D. Jones III	–	–	–	–	–
Book Value Shares								21,894	440,507
Market Value Shares						4,211	85,231

John B. Griffith	27,500	–	–	20.86	7/2/11
Book Value Shares								13,174	265,061
Market Value Shares						2,714	54,931

Allen R. Qualey	–	–	–	–	–
Book Value Shares								12,229	246,047
Market Value Shares						371	7,509

(1)	Shares vested for purposes of this table and the following table are awarded shares which are no longer subject to forfeiture under the terms of the Executive Incentive Plan
(2)	Vesting dates for these awards are as follows:

	Book Value Shares	Market Value Shares
Mr. Murphy	12/2010 - 12/2014	12/2010 - 12/2014
Mr. Lentych	12/2010 - 12/2014	12/2010 - 12/2014
Mr. Jones	12/2010 - 12/2014	12/2010 - 12/2014
Mr. Griffith	12/2010 - 12/2014	12/2010 - 12/2014
Mr. Qualey	12/2010 - 12/2014	12/2010 - 12/2014

Note: Shares vesting based on calendar year results (e.g., 12/2010 above is based on 2010 results) are not released until financial results are publicly announced early in the following year.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Book Value shares acquired on vesting	Number of Market Value Shares Acquired on Vesting	Value Realized on Vesting
Christopher J. Murphy III	–	–	505	1,842	$39,384
Larry E. Lentych	–	–	160	274	7,497
Wellington D. Jones III	–	–	-	762	12,261
John B. Griffith	–	–	-	62	998
Allen R. Qualey	–	–	-	593	9,541

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Total
Daniel B. Fitzpatrick	$55,250	$55,250
Terry L. Gerber	46,250	46,250
Lawrence E. Hiler	46,250	46,250
William P. Johnson	61,750	61,750
Wellington D. Jones III	See Summary Compensation Table
Craig A. Kapson	29,000	29,000
Rex Martin	40,000	40,000
Dane A. Miller, Ph.D.	27,500	27,500
Christopher J. Murphy III	See Summary Compensation Table
Timothy K. Ozark	57,750	57,750
John T. Phair	26,500	26,500
Mark D. Schwabero	55,250	55,250

Note: There were no stock awards, option awards, non-equity incentive plan compensation, pension or other deferred compensation earnings or other compensation paid to non-employee directors in 2010.

Executive Compensation and Human Resources Committee Report

The Executive Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion & Analysis section of this proxy statement with management. In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion & Analysis section be included in this proxy statement.

As discussed in the Compensation Discussion & Analysis, the senior executive officer compensation plans include both equity and cash components that link executive compensation to the Company’s overall performance on both a short-term and long-term basis, subject to forfeiture based on the executive remaining with the Company and on long-term real economic performance of the Company. As such, these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the Company. Nor do they encourage the manipulation of earnings of the Company to enhance the compensation of any employee.

The Committee also identified and reviewed the Company’s five business unit incentive plans, each of which rewards measurable performance of the Company’s five major product and service segments: Business Banking, Consumer Banking, Specialty Finance, Trust and Asset Management, and Insurance. Each of these incentive plans has common features that encourage high quality, long-term relationship business and discourage unnecessary or excessive risks for short-term gain. In particular, short-term cash awards generally are capped at less than 30% of a participant’s salary midpoint and generally are much less after applying the respective individual performance metrics under the plans. Annual stock awards are similarly limited to a percentage of a participant’s salary midpoint and have long-term attributes. They carry substantial risks of forfeiture over a five-year period if performance hurdles that are tied to Company performance are not cleared. They are made in book value common stock transferable only to the Company upon death, disability, normal retirement, early termination of employment, or by discretionary approval of the Committee, with less favorable payout terms upon early termination of employment. The incentive plans for lenders further mitigate excessive risks by including substantial weightings or deductions for credit quality and net charge-offs. The Committee also identified and reviewed seven referral programs designed to encourage internal referrals by providing small, immaterial cash incentives to eligible participants.

These features, combined with the systems of controls in place to mitigate the risks of the products and services the Company offers, limit and discourage the taking of unnecessary and excessive risks. They also discourage and mitigate the risk of manipulation of reported earnings to enhance the compensation of any employee. None of these incentive plans or referral programs, alone or in aggregate, encourages unnecessary or excessive risks or presents significant risks to the Company as a whole.

Based on the foregoing, the Committee certifies that:

(1)
It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of 1st Source Corporation;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to 1st Source Corporation; and

(3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of 1st Source Corporation to enhance the compensation of any employee.

Executive Compensation and Human Resources Committee

Rex Martin, Chairman

Daniel B. Fitzpatrick	William P. Johnson	Timothy K. Ozark

Compensation Committee Interlocks and Insider Participation

The persons named above were the only persons who served on the Executive Compensation and Human Resources Committee of the Board of Directors during the last fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities Exchange Act of 1934 requires executive officers and directors to file reports of ownership and changes in ownership of 1st Source Corporation stock with the Securities and Exchange Commission and to furnish 1st Source with copies of all reports filed. Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with during the last fiscal year.

Proposal Number 2: Advisory Vote on Executive Compensation

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, contains a requirement that publicly traded firms, like the Company, permit a separate, non-binding advisory shareholder vote to approve the compensation of the Company’s executive officers.  The SEC issued guidance that requires larger issuers such as the Company to submit to shareholders in their 2011 proxy statements for shareholder approval the executive compensation arrangements as described in the Compensation Discussion & Analysis and the tabular disclosure regarding named executive officers compensation (together with the accompanying narrative disclosure) in their proxy statements.

Executive Compensation

The Company believes that its compensation policies and procedures are focused on “pay for performance” principles and are strongly aligned with the long-term interests of shareholders. 1st Source believes that both the Company and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. A main objective of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the Company’s annual and long-term performance and with the interests of its shareholders. A related objective of the executive compensation program is to attract and retain experienced, highly qualified executives so as to enhance the Company’s long-term success and shareholder value. The Company believes that its compensation policies and procedures achieve these objectives.

Shareholders are encouraged to carefully review the Compensation Discussion & Analysis, Executive Compensation Tables, accompanying narrative disclosures and other compensation information in this proxy statement for a detailed discussion of the Company’s executive compensation program.

As required by the Dodd-Frank Act and the guidance provided by the SEC, this proxy statement permits an advisory shareholder vote on the Company’s executive compensation plans, programs and arrangements through what is commonly known as a “say on pay” proposal, which gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the shareholders of 1st Source Corporation approve the overall executive compensation policies and procedures employed by 1st Source Corporation and disclosed in the proxy statement for the 2011 Annual Meeting of Shareholders.”

Vote Required and Effect

Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Executive Compensation and Human Resources Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 3:  ADVISORY APPROVAL OF FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background of the Proposal

Section 951 of the Dodd-Frank Act requires the Company to seek a non-binding advisory shareholder vote to permit shareholders to express their views on how often shareholders will vote on the Company’s executive compensation as disclosed in the applicable Compensation Discussion and Analysis, executive compensation tables and related narrative disclosure. Under the Dodd-Frank Act, this vote can take place every one, two or three years.

Frequency of Future Advisory Votes on Executive Compensation

The Company believes that such an advisory vote should take place every three years primarily because its executive compensation program is designed to drive long-term shareholder value creation. As noted in the Compensation Discussion & Analysis and Proposal Number 2 above, a main objective of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the Company’s annual and long-term performance and with the interests of its shareholders.  A triennial vote will provide adequate time to thoughtfully respond to shareholders’ sentiments while being consistent with this long-term focus. In addition, the three-year time frame presented in the Summary Compensation Table is consistent with a triennial vote.

Vote Required and Effect

As an advisory vote, the result will not be binding upon the Board of Directors, although the Executive Compensation and Human Resources Committee and the Board of Directors will consider the outcome in determining the frequency of such vote. Shareholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the frequency options.

Please mark on the Proxy Card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as either every three years, two years, or one year or mark “abstain” on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR AN ADVISORY VOTE BY SHAREHOLDERS EVERY THREE YEARS ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE.

PROPOSAL NUMBER 4: APPROVAL OF THE 2011 STOCK OPTION PLAN

The 1st Source Corporation 2001 Stock Option Plan (the “2001 Plan”), which was approved by the shareholders of 1st Source at the 2001 Annual Meeting of Shareholders,  provides for the issuance of incentive stock options and nonstatutory stock options to key officers of 1st Source and its subsidiaries.

It is the judgment of the Board of Directors that the stock option grants made under the 2001 Plan have been effective and useful in attracting, retaining, and motivating key officers.

To date all option shares granted under the 2001 Plan have been incentive stock options. However, no grants of incentive stock options may be made under the 2001 Plan after February 14, 2011. The Board believes that it is important for 1st Source to have the capability of offering incentive stock options without interruption. Therefore, on January 20, 2011 the Board approved a proposal to adopt the 2011 Stock Option Plan (the “2011 Plan”), subject to shareholder approval. The 2011 Plan allows 1st Source to have the capability of offering incentive stock options until January 20, 2021.

As of February 16, 2011 (the record date for the Annual Meeting) a total of 2,129,177 shares of common stock were available for future stock option grants under the 2001 Plan. The 2011 Plan provides for the granting of options for an aggregate of 2,000,000 shares of common stock. The Board’s intent is to terminate the 2001 Plan (except for outstanding options) after the 2011 Plan is approved by the shareholders, and the shares to be issued under the 2011 Plan have been registered with the Securities and Exchange Commission.

A summary of the key features of the 2011 Plan appears below. The summary is qualified by and made subject to the specific provisions of the 2011 Plan, the full text of which is set out in Exhibit A.

ADMINISTRATION

The 2011 Plan is to be administered by the Executive Compensation and Human Resources Committee of the Board of Directors (the “Committee”). The Committee is authorized to interpret the 2011 Plan; determine the terms and conditions of each option grant including any restrictions to be imposed upon transfer of shares purchased pursuant to the options; establish and amend the rules for its administration; determine which key employees will be granted options; determine the number of shares and type of options to be granted to each eligible employee; and prescribe the form of all stock option agreements.

ELIGIBILITY

The Committee may select to participate in the 2011 Plan any key employee of 1st Source and its subsidiaries who, in the Committee’s judgment, is responsible for the management, growth and protection of the business of 1st Source and its subsidiaries.

TYPES OF AWARDS

To provide a flexible and competitive program, the 2011 Plan permits awards of incentive or nonstatutory options. The total number of shares that may be granted under the 2011 Plan to any employee during any calendar year shall not exceed 150,000 shares, as adjusted. The aggregate fair market value of incentive stock options becoming exercisable for the first time by an individual during any calendar year under all plans of the Company shall not exceed $100,000. With limited exceptions for nonstatutory options, the awards are not transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

RESERVATION OF SHARES

The 2011 Plan provides for the granting of options for an aggregate of 2,000,000 shares of common stock. Authorized but unissued shares and treasury shares may be made available for issuance under the 2011 Plan. In the event of changes affecting 1st Source’s common stock such as the payment of a stock dividend, the declaration of a stock split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which 1st Source is the surviving company, the Committee shall make adjustments to awards and shares under the 2011 Plan.

TERMS OF OPTIONS

OPTION PRICE -- The purchase price of shares subject to any option must be at least 100% of the fair market value of the shares on the date of grant. Fair market value is defined in the 2011 Plan as the closing price of 1st Source’s common stock, as reported by the NASDAQ Stock Market, on the day on which the value is to be determined or, if that day is not a trading day, then on the last preceding trading day. The exercise price of any incentive stock option granted to a person owning more than 10% of the outstanding common stock of 1st Source may not be less than 110% of such fair market value. Upon exercise, the option price is to be paid in full in cash or by check, or by surrender of a number of shares of common stock having a fair market value equal to the option price, or a combination of both.

EXERCISE OF OPTIONS -- The maximum term of any stock option is 10 years from the date the option is granted. A grant of an incentive stock option to a person owning more than 10% of the outstanding common stock of 1st Source may not be exercisable after the expiration of five years from the date of grant. No incentive stock option may be granted after January 20, 2021. In the event of a dissolution or liquidation of 1st Source or a merger, consolidation, sale of all or substantially all of its assets, or other corporate  reorganization  in which 1st Source is not the surviving  corporation or, if so provided by the Committee  with respect to a particular  option in the event of a Change  of  Control,  all  options  previously  granted  and  still outstanding, regardless of their terms, will become exercisable.

If the employment of an optionee terminates due to his/her retirement, death or disability,  all of the optionee’s  outstanding options must be exercised within twelve  months  or the  stated  period  of the  option,  whichever  is  shorter.  Notwithstanding the foregoing, if the optionee of an incentive stock option retires, his/her outstanding incentive stock options must be exercised within three months or within the stated period of the option, whichever is shorter. If an optionee’s employment terminates for any reason other than retirement, death or disability, all of the optionee’s outstanding options, unless otherwise provided in an employment agreement, shall become null and void.

RELOAD OPTIONS -- The Committee may at its discretion provide in an award agreement for the  automatic grant of a new option to any optionee who delivers 1st  Source shares as full or partial payment of the  exercise price of the original option. Any new option granted in such a case shall:

    (i) Be for the same number of shares as the optionee delivered in exercising the original option;

   (ii) Have an exercise price of 100% of the fair  market  value of the shares on the date of exercise of the  original  option (the grant date for the new option); and

  (iii) Have a term equal to the remaining term of the original option.

AMENDMENT

The Board of Directors may amend, alter, suspend or discontinue the 2011 Plan. However, no amendment, alteration, suspension or discontinuance of the 2011 Plan may:  (i)  impair  the  rights of any  optionee under any option without the optionee’s consent or (ii) increase the total number of shares reserved,  change the employees  eligible to receive options,  change the shares for which options may be granted,  change the exercise price or change the  maximum  term of the options without the approval of the shareholders,  except for certain automatic adjustments.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS -- Under present tax law the grantee of an incentive stock option will not be deemed to receive any taxable income upon the grant or exercise of an option, and any gain realized upon the disposition of shares acquired pursuant to an option will be treated as capital gain. However, in order for such capital gain treatment to be applicable, the shares acquired upon exercise of the option ordinarily must not be disposed of within two years after the date of grant or within one year of the date of exercise, and the option must be exercised prior to or within a specified period after a grantee’s termination of employment. No gain or loss will be recognized by 1st Source either upon the grant or upon the exercise of a qualifying incentive stock option. The difference between the option exercise price and the fair market value of the shares on the option exercise date of an incentive stock option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If shares acquired pursuant to an incentive stock option are disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such shares on the option exercise date over the option price will be treated as ordinary income to the grantee in the year in which such disposition occurs and 1st Source will be entitled to a commensurate income tax deduction. Any difference between the sales proceeds and the fair market value of the shares on the option exercise date will be treated as capital gain or loss.

NONSTATUTORY STOCK OPTIONS -- The grantee of a nonstatutory stock option will not be deemed to receive any taxable income upon the grant of the option. When a nonstatutory stock option is exercised, the excess of the fair market value of the shares on the exercise date over the exercise price will be ordinary income to the grantee and an allowable income tax deduction to 1st Source.

The full text of the 2011 Plan is attached as Exhibit A.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2011 STOCK OPTION PLAN.

PROPOSAL NUMBER 5: APPROVAL OF AMENDED 1982 EXECUTIVE INCENTIVE PLAN

On February 2, 2011 the Board of Directors approved amendments to the 1st Source Corporation 1982 Executive Incentive Plan (the “Executive Incentive Plan). The amendments become effective upon shareholder approval. The amendments add the following language to Sections 3 of the Executive Incentive Plan:

The Committee may allocate and issue under this Plan not more than 2% in any one calendar year of the outstanding common stock of the Corporation outstanding at the beginning of such year.

This amendment allows the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Directors flexibility to make annual stock awards in accordance with NASDAQ listing rule 5635c requiring shareholder approval every ten years for stock compensation plans with annual grant limitations.

The amendments also amend part of the language in Section 7(d) of the Executive Incentive Plan as follows:

Notwithstanding the foregoing, the Committee may, in light of external events or other changed circumstances that the Committee determines were beyond the control of Participants, and despite the Corporation’s failure to meet the required annual or cumulative rate of return, make adjustments to the ROA, ROE or other performance goals attached to share awards, terminate or extend the Forfeiture Period on issued shares for the current or prior year for any current or prior year(s) or make such other adjustments as it determines are prudent and reasonable to fairly reward Participants. Such other adjustments may include taking into account strong relative performance, typically in the top quartile of the Corporation’s peers, based on a set of metrics determined by the Committee.

The Executive Incentive Plan provides for the grant of restricted shares to selected executives and other key employees of the Company as a means of inducing continued future employment and performance of such key employees and provides that the shares shall vest over a period of time if the company meets certain financial requirements which are set by the Committee at the time of grant. There were approximately 115 participants in the Executive Incentive Plan as of December 31, 2010. If 1st Source does not meet the financial requirements by the end of the vesting period, the shares are forfeited. While the Executive Incentive Plan gives the Committee broad power to interpret, implement and administer the plan, the Executive Incentive Plan does not specifically give the Committee the power to waive the forfeiture period. The amended language allows the Committee the power to waive the forfeiture period. This is intended to be used in situations where the Corporation generally performs in the upper portion (usually top quartile) of its peer groups for a given period, but shares granted under the Executive Incentive Plan would otherwise have been forfeited. The Committee wishes to have the power to waive the forfeiture period at its discretion in the future to maximize the usefulness of the Plan in attracting, retaining and motivating key employees.

The amendments also add an explicit “clawback” provision in Section 9 (h) of the Executive Incentive Plan as follows:

Materially Misstated Financial Results.  In addition to any terms as the Committee may determine, all awards under the Plan shall be subject to applicable law, including laws governing the potential forfeiture and/or recovery of awards in the event they are based upon financial results that are subsequently determined to have been materially misstated.

The Board of Directors also approved other amendments in the language including a restatement of current Salary Levels eligible for the Executive Incentive Plan, a prospective change in the long-term award period from five to three years, provision for other factors besides net income (such as ROA and ROE) that the Committee may establish as future performance goals for administering the Forfeiture Period under the Plan, and provision for the Company at its election to pay the purchase price of book value stock at a Participant’s date of retirement or total disability with market value stock of equal value.

A copy of the full text of the amended 1982 Executive Incentive Plan is attached as Exhibit B.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED 1982 EXECUTIVE INCENTIVE PLAN.

PROPOSAL NUMBER 6: APPROVAL OF AMENDED 1998 PERFORMANCE COMPENSATION PLAN

On January 20, 2011 the Board of Directors approved amendments to the 1st Source Corporation 1998 Performance Compensation Plan (the “Performance Compensation Plan). The amendments become effective upon shareholder approval. The amendments add the following language to Section 4 of the Performance Compensation Plan:

To the extent authorized by the Committee at the time of payment of an award, an award may be paid in whole or in part in the form of shares of common stock of the Company having a fair market value at the time of issuance equal to the dollar amount of the award (or portion thereof) to be so paid. In no event shall the Committee authorize the issuance of shares under this Plan in any calendar year in excess (based on the value of shares at the date of issuance) of $3 million. The Committee may require each Employee acquiring shares pursuant to this Plan to represent to and agree with the Company in writing that he/she is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

This amendment allows the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Directors flexibility to make annual stock awards as part of the Performance Compensation Plan. As noted in the Company’s 2010 proxy, due to the restrictions placed on bonuses to senior executive officers as part of the Company’s participation in the Capital Purchase Program (CPP) established pursuant to the Emergency Economic Stabilization Act of 2008 (EESA) and the American Recovery and Reinvestment Act of 2009 (ARRA), the Committee was required to make part of the award under this plan for 2009 in the form of a stock award.

The Performance Compensation Plan was previously approved by the shareholders in 2009. The purpose of the Performance Compensation Plan is to promote the interests of 1st Source and its shareholders through the attraction and retention of executive officers and other key employees, to motivate the employees using performance-related incentives linked to performance goals, and to enable the employees to share in the growth and success of 1st Source. There was one participant in the Performance Compensation Plan as of December 31, 2010.

The Board of Directors also approved other amendments in the language including a requirement that the Performance Compensation Plan make award payments within 2 ½ months of the end of the calendar year relating to the performance period for such awards in order to comply with the short-term deferral exception for nonqualified compensation plans under Section 409A of the Internal Revenue Code.

A copy of the full text of the amended 1998 Performance Compensation Plan is attached as Exhibit C.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED 1998 PERFORMANCE COMPENSATION PLAN AND PRIOR AWARD THEREUNDER.

PROPOSAL NUMBER 7: REAPPROVAL OF 1982 RESTRICTED STOCK AWARD PLAN

On January 20, 2011 the Board of Directors reapproved the 1st Source Corporation 1982 Restricted Stock Award Plan (the “Restricted Stock Award Plan”) subject to shareholder approval.

This reapproval allows the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Directors continuing flexibility to make periodic stock awards in accordance with NASDAQ listing rule 5635c requiring shareholder approval every ten years for stock compensation plans with annual grant limitations.

The Restricted Stock Award Plan provides for the grant of restricted shares to selected executives and other key employees of the Company as a means of inducing continued future employment and performance of such key employees. The Restricted Stock Award Plan provides that the shares shall vest over a period of time if the participant continues to serve as an employee or retires. Additionally, the Committee may set additional vesting requirements at the time of grant based on the individual participant’s performance, the Company’s financial performance or both. There were approximately 34 participants in the plans as of December 31, 2010. If the participant does not meet or exceed his or her individual performance goal(s) for a given year, all shares so restricted with respect to that year will be forfeited. If 1st Source does not meet the financial requirements by the end of the vesting period, the shares so restricted are forfeited. The Committee wishes to have the power to make periodic stock awards at its discretion in the future to maximize the usefulness of the Restricted Stock Award Plan in attracting, retaining and motivating key employees.

A copy of the full text of the 1982 Restricted Stock Award Plan is attached as Exhibit D.

THE BOARD RECOMMENDS A VOTE "FOR" THE REAPPROVAL OF THE 1982 RESTRICTED STOCK AWARD PLAN.

Relationship with Independent Registered Public Accounting Firm

The financial statements of 1st Source are audited annually by an independent registered public accounting firm. For the year ended December 31, 2010 and the ten (10) preceding years, the audit was performed by Ernst & Young LLP. Fees for professional services provided by Ernst & Young LLP for the last three (3) years were as follows:

	2010	2009	2008
Audit Fees	$588,900	$569,800	$521,550
Audit-Related Fees	20,000	25,000	39,800
Tax Fees	30,400	13,000	14,600
Other Fees	–	–	2,500
Total	$639,300	$607,800	$578,450

Audit fees included fees associated with the annual audit and the reviews of 1st Source’s quarterly reports on Form 10-Q. Audit-related fees included fees for pension and statutory audits and accounting consultations. Tax fees included review of 1st Source’s federal and state tax returns and tax advice on other federal and state tax issues. Other fees included a subscription to an online accounting reference site.

In 2003 the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy covering services performed by 1st Source’s independent registered public accounting firm. Under this policy the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. Any other services provided by the independent registered public accounting firm will require specific pre-approval by the Audit Committee unless the type of service has received general pre-approval from the Audit Committee. In addition, a pre-approved type of service will require specific pre-approval if the current year fee level for the type of service will exceed the approved fee level established annually by the Audit Committee. Requests or applications to provide services that require approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All fees paid to the independent registered public accounting firm for their 2010, 2009 and 2008 services were pre-approved by the Audit Committee in accordance with this policy.

Representatives of the firm of Ernst & Young LLP will be available to respond to questions during the Annual Meeting. These representatives have indicated that they do not presently intend to make a statement at the Annual Meeting. 1st Source intends to retain Ernst & Young LLP as its independent registered public accounting firm for the year ending December 31, 2011.

Proposals of Security Holders

Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 4, 2011.

Additional Information

As to the proposals presented for approval, a plurality of the shares voted is required for approval.

The Securities and Exchange Commission’s rules permit a company to deliver a single proxy statement, annual report, notice of internet availability of proxy materials or prospectus to an address shared by two or more of its shareholders. This method of delivery is referred to as “householding.”

Unless shareholders request otherwise, 1st Source will “household” their proxy statement and annual report, as well as any prospectus or notice of internet availability of proxy materials, which may be sent to them. Regardless of how many 1st Source shareholders live under one roof, they will receive a single copy of each proxy statement, annual report, notice of internet availability of proxy materials or prospectus that is being mailed to shareholders. However, 1st Source will continue to deliver to every 1st Source shareholder in a household an individual proxy card in connection with any meeting of its shareholders where votes are being cast.

If a shareholder prefers to receive individual copies of proxy statements, annual reports, notice of internet availability of proxy materials or prospectuses, the shareholder should call the Company’s transfer agent, American Stock Transfer & Trust Company, toll-free at 800-347-1246. Representatives are available to assist shareholders Monday through Thursday from 8:00 a.m. until 7:00 p.m. ET, and 8:00 a.m. until 5:00 p.m. ET on Friday, or write to Chuck Ditto, Trust Operations, 1st Source Corporation, P. O. Box 1602, South Bend, IN 46634. 1st Source will start sending separate documents to a requesting shareholder within 30 days of the request.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On April 21, 2011: The Notice of Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card are available at https://materials.proxyvote.com/336901.

A copy of 1st Source’s Annual Report on Form 10-K is furnished herewith to shareholders for the calendar year ended December 31, 2010, containing financial statements for such year. The financial statements and the Report of Independent Registered Public Accounting Firm are incorporated by reference in this Proxy Statement.

By Order of the Board of Directors,

John B. Griffith
Secretary

South Bend, Indiana
March 11, 2011

EXHIBIT A: 1ST SOURCE CORPORATION 2011 STOCK OPTION PLAN

1. PURPOSE AND SCOPE OF PLAN. The purpose of the Plan is to aid 1st Source Corporation (herein called the “Company”) and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries.  In addition, the Company expects that it will benefit from the added interest which the respective optionees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company’s Common Stock.  The options which may be granted under the Plan are incentive stock options and nonstatutory stock options.  For purposes of the Plan, an “incentive stock option” is an option which meets the requirements of Section 422 of the Internal Revenue Code, and a “nonstatutory stock option” is an option which is not an “incentive stock option.”

2. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock of the Company that may be optioned under the Plan is 2,000,000, as adjusted after the effective date pursuant to Section 6.  The total number of shares that may be granted under the Plan to any employee during any calendar year shall not exceed 150,000 shares, as adjusted.  Shares may consist, in whole or in part, of unissued shares or treasury shares.  If any shares that have been optioned cease to be subject to option, they may again be optioned under the Plan.  During the period that any options granted under the Plan are outstanding, the Company shall reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy all outstanding unexercised options.

3. ADMINISTRATION. The Plan shall be administered by the Executive Compensation and Human Resources Committee of the Board of Directors (herein called the “Committee”) each member of which shall be a “non-employee director” as provided under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” as provided under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Committee shall have the authority, consistent with the Plan:

(i)	To select the eligible employees to whom options shall be granted under the Plan;

(ii)
To determine the terms and conditions of each option including but not limited to the date of grant, the dates(s) of exercise, the number of shares of Common Stock subject to the option, the exercise price, and the restrictions, if any, to be imposed upon the transfer of shares purchased pursuant to the option;

(iii)	To prescribe the form of all stock option agreements and any other agreement or document which the Committee determines is appropriate in connection with the Plan;

(iv)	To prescribe rules and regulations for the administration of the Plan;

(v)	To construe and interpret any provision of the Plan and any option agreement or other agreement executed in connection with the Plan; and

(vi)	To determine whether the option is an incentive stock option or a nonstatutory stock option.

4. ELIGIBILITY. Key employees, including officers or directors of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted options under the Plan.  The optionees under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine in its sole discretion, the number of shares to be covered by the option or options granted to each optionee.

5. TERMS AND CONDITIONS OF OPTIONS. All options granted under this Plan shall be subject to the foregoing, and to the following, terms and conditions and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

5.1
The price to be paid for shares of Common Stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in no event shall be less than the fair market value of the Common Stock on the date on which such option is granted.  For purposes of the Plan, “fair market value” shall mean the closing price of a share of Common Stock, as reported by the Nasdaq Stock Market, or by any other exchange upon which the shares may be traded, on the day on which the value is to be determined or if that day is not a stock trading day, then on the last preceding stock trading day.  Notwithstanding the foregoing, in the case of an incentive stock option granted to any person who, at the time of grant of such option, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price must be at least 110% of the fair market value of the stock subject to the option and such option by its terms must not be exercisable after the expiration of five years from the date such option is granted.

5.2
Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option, except as otherwise required in Paragraph 5.1 above.  No incentive stock option shall be granted after the date 10 years after the date this Plan is first adopted and approved by the Board of Directors or the date the Plan is approved by the shareholders, whichever is earlier.  The term “Board of Directors” as used herein shall mean the Board of Directors of the Company and not a committee thereof.

5.3
In the case of incentive stock options, the aggregate fair market value (determined as of the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company shall not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded shall be treated as nonstatutory stock options.

5.4
Payment for shares purchased pursuant to exercise of an option shall be made either in cash or by check, or by delivery in exchange for such option shares Company shares with a fair market value on the date of exercise equal to the option price, or a combination of both.  If Company shares are used, an optionee may tender only shares without legend that such optionee has owned for six months or longer prior to the exercise date of the option.  The Committee also may allow exercises by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. Fair market value for the purpose of this Paragraph 5.4 shall have the same meaning as provided in Paragraph 5.1.  No optionee shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an option until such optionee has given written notice of exercise of such option and paid in full for such shares.  Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee or his or her legal representative to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If required by the Committee, or,  pursuant to procedures established by the Committee, an optionee so elects, shares of Common Stock having an aggregate fair market value, as determined by the Committee, consistent with the requirements of Treas. Reg. § 20.2031-2 sufficient to satisfy the applicable withholding taxes, shall be withheld from the shares otherwise to be received upon the exercise of a non-qualified option.  The maximum number of shares that may be withheld by the Company from option shares at the time of an option exercise shall not exceed the number of shares necessary to meet the optionee’s required tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the optionee’s supplemental taxable income generated by the exercise.

5.5
The Committee shall, in its sole discretion, provide in an award agreement for the automatic grant of a new option to any optionee who delivers Company shares as full or partial payment of the exercise price of the original option.  Any new option granted in such a case shall:

(i)	Be for the same number of shares as the optionee delivered in exercising the original option;

(ii)	Have an exercise price of 100% of the fair market value of the shares on the date of exercise of the original option (the grant date for the new option); and

(iii)	Have a term equal to the remaining term of the original option.

Without limiting the foregoing, the Committee may provide that the new option otherwise issuable pursuant to this provision shall not be issued if certain conditions to be satisfied at the time of exercise of the initial option are not satisfied.  Such conditions may include a requirement that the fair market value of the Common Stock at the time of exercise must exceed the exercise price of the original option by a prescribed amount or percentage.

5.6
If an optionee’s employment by the Company or a subsidiary terminates by reason of the optionee’s retirement, death or permanent and total disability (as defined in Section 22(e)(3) of the Code), all of the optionee’s outstanding options must thereafter be exercised during the period of twelve months after the date of the optionee’s retirement, death or disability, or the stated period of the option, whichever period is shorter.  Notwithstanding the foregoing, in the case of an incentive stock option, if an optionee’s employment by the Company or a subsidiary terminates solely by reason of the optionee’s retirement, all such outstanding options must thereafter be exercised during the period of three months after the date of the optionee’s retirement, or the stated period of the option, whichever period is shorter. (The term “retirement” as used herein means such termination of employment in circumstances under which an individual is entitled to early or normal retirement benefits under any then existing pension plan of the Company or a subsidiary.)

5.7
If an optionee’s employment by the Company or a subsidiary is terminated by reason other than retirement, death or permanent and total disability, all of the optionee’s unexercised outstanding options, unless otherwise provided in an employment agreement, shall become null and void.

5.8
The Committee may require each person purchasing shares pursuant to the option to represent to and agree with the Company in writing that he/she is acquiring the shares without a view to distribution thereof.  The certificates for such may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

5.9
Except as provided in Paragraph 5.10, no option granted pursuant to this Plan shall be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order.  The Company shall not be liable to any person for honoring the exercise of the option of a deceased optionee by the person or persons it shall have determined in good faith to have acquired the option.  During the lifetime of an optionee, the option shall be exercisable only by the optionee.

5.10
Subject to such rules as the Committee may adopt to preserve the purposes of the Plan, an optionee may transfer a nonstatutory stock option without consideration to the following (“Permitted Transferees”):

(i)
a member of the optionee’s immediate family, including only his or her spouse, lineal descendants, and adopted children, the spouse’s lineal descendants and adopted children, and the legal representatives of any of those persons who are minors;

(ii)	an irrevocable trust solely for the benefit of the optionee and his or her immediate family;

(iii)	a partnership, limited liability company, or corporate entity for which the sole owners of its capital interests are the optionee and his or her immediate family; or

(iv)	a revocable trust with respect to which the optionee, as settlor of the trust, retains the right of revocation or amendment until his or her death.

Such a transfer shall be effective only if the optionee notifies the Committee in advance and in writing of the terms of the transfer and if the Committee determines that the transfer complies with the Plan and any applicable option agreement.  Upon transfer, the option shall remain subject to the terms of the Plan and any applicable option agreement, except the Permitted Transferee may not transfer the option otherwise than by will or by the laws of descent and distribution.

6. CHANGES IN CAPITAL. The aggregate number of shares available for options under this Plan, the shares subject to any option, and the option price provided for in the option agreements then outstanding shall be proportionately adjusted to reflect any change in the number or kind of shares of stock resulting from: (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a dividend, (3) an increase or decrease in the number of shares of issued stock effected without receipt of consideration by the Company (other than contributions of stock by the Company to any employee benefit plan), or (4) any transaction or occurrence which, in the judgment of the Committee, has a similar effect on the stock.  Such an adjustment shall be made in any manner deemed by the Committee to equitably prevent the substantial dissolution or enlargement of the rights granted to, or available for, optionees under the Plan.  In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation (other than a mere redomestication or similar transaction in which the operations and control are not materially affected), notwithstanding the terms and conditions otherwise set forth in the Plan, all options previously granted and still outstanding shall become exercisable.

The Committee may provide in any option agreement that the option covered thereby shall become immediately exercisable in the event of a Change of Control.  A “Change of Control” shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934) of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a majority of the members of the Board of Directors of the Company are not Continuing Directors.  “Continuing Directors” means, as of the date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on January 1, 2011 or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or (iii) any event that the Company’s Board of Directors determines should constitute a Change of Control.

7. USE OF PROCEEDS. Proceeds from the sale of stock pursuant to options granted under this Plan shall constitute general funds of the Company.

8. AMENDMENTS. The Board of Directors may amend, alter, suspend or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the rights of any optionee under any option theretofore granted, without the optionee’s consent, or which, without the approval of the shareholders, would, except as is provided in Paragraph 6 of the Plan:

(i)	Increase the total number of shares reserved for the purposes of the Plan.

(ii)	Change the employees (or class of employees) eligible to receive options under the Plan.

(iii)	Change the class of shares for which options may be granted.

(iv)	Change the provisions of Paragraph 5.1 concerning the exercise price.

(v)	Change the provisions of Paragraph 5.2 concerning the maximum term of the options.

9. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective on January 20, 2011, the date it was approved by the Board of Directors of the Company (the “Effective Date”), subject to approval by the Company’s shareholders within the 12-month period immediately thereafter.

10. COMPLIANCE WITH CODE SECTION 409A. The Plan is intended to be exempt from the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time and shall be interpreted and administered consistent with that intent.  No nonstatutory stock option may be granted if such option contains a term or condition that would provide for the deferral of income recognition beyond the date the option is exercised. The Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1).  Notwithstanding the foregoing, if any Award is subject to and not exempt from, Code Section 409A, and if amounts under the Award are payable upon a Participant’s “separation from service” (as defined in Code Section 409A) when the Participant is a “specified employee” (as defined in Code Section 409A), the payment shall be delayed until the first business day that is at least six months after the Participant’s “separation from service”.

 EXHIBIT B: 1ST SOURCE CORPORATION 1982 EXECUTIVE INCENTIVE PLAN

1. PURPOSE. This Executive Incentive Plan (the “Plan”) is intended to promote the interests of 1st Source Corporation, an Indiana corporation (“1st Source” or the “Corporation”) and its shareholders by attracting and motivating educated, self-disciplined and aggressive managers, and by providing an incentive to induce continued future employment of certain key employees of the Corporation and certain key employees of one or more Subsidiaries of the Corporation. For the purposes of this Plan, the term “Subsidiary” shall mean a corporation or corporations of which the Corporation owns, directly or indirectly, a majority of the outstanding voting stock.

2. ADOPTION AND ADMINISTRATION OF THE PLAN. The Plan shall become effective as of January 1, 1982. The Plan shall be administered by the Executive Compensation and Human Resources Committee of the Board of Directors of the Corporation (the “Committee”). The Committee shall interpret, implement, and administer the Plan and, to the extent and the manner contemplated herein, it shall exercise the discretion granted to it as to the determination of who shall participate in the Plan, the terms and conditions under which key employees may participate or continue participating in the Plan, the size and terms of awards to each participant, and the time when such awards shall be granted to each participant. Any action taken by the Committee with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding on the Corporation and each participant.

3. STOCK SUBJECT TO THE PLAN. The Committee shall determine the number of shares of common stock of the Corporation to be allocated to the Plan annually. The Committee may allocate and issue under this Plan not more than 2% in any one calendar year of the outstanding common stock of the Corporation outstanding at the beginning of such year. Such common stock is herein sometimes referred to either as “book value shares” or as “market value shares.” The distribution of shares pursuant to this Plan may be made either from authorized and unissued shares or from Treasury shares, as determined by the Committee. All shares issued in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4. ELIGIBILITY. The Committee shall designate from time to time, those key executives who are employees of the Corporation or any of its subsidiaries in Salary Levels 156 and above as the Chief Executive Officer may recommend, and the Committee deems appropriate. The key executives who shall be eligible to receive an award under the Plan shall be selected because of their management responsibility and the long-term impact their management has on the performance of the overall Corporation. The Committee shall make its selections from candidates recommended by the Chief Executive Officer and shall determine their partnership percentage and salary level they participate in for purposes of the Plan. In making the allocation, the Committee shall consider, among other items, the position and responsibility of the participant, the value of the future service to be performed, the compensation of the participant, the actual earnings performance of the Corporation and the allocation proposed by the Chief Executive Officer. The Committee shall establish the amount of the award to be granted to each participant.

5. FORM OF AWARD. The Committee shall forthwith advise each employee selected to participate in an award by written notice. Each employee who shall be the subject of an award shall be designated as a “Participant.”

(a)
The Corporation may provide two annual awards: (i) an amount payable in cash and earned immediately, and (ii) an amount equal to a full or partial match of the cash award and allocated immediately in book value or market value shares of common stock but which must be earned over the succeeding five (5) years during which time they will be subject to a substantial risk of forfeiture based on the achievement of future performance metrics and the employee remaining with the Corporation. The book value shares are restricted as described in paragraph 7 and 8 below.

(b)
The Corporation may also provide for a long-term award from time to time as designated by the Committee. These awards will be granted for attainment of longer-term goals, usually for three (3) years or longer. Such awards will consist of two distinct parts: (i) an amount payable in cash and earned immediately; and (ii) an amount allocated immediately in market value shares of common stock which must be earned over the succeeding five (5) years during which time they may be subject to a substantial risk of forfeiture based on the employee remaining with the Corporation.

(c)	The stock portion of the awards shall be made in whole book value shares or whole market value shares only. No fractional shares shall be awarded.

6. ACTION REQUIRED OF PARTICIPANTS.

(a)
Within 30 days from the date of such written notice of the Participant’s initial award under the Plan, the Participant shall notify the Committee, in writing, of acceptance of the award and the terms thereof, applicable to the initial award and to all subsequent awards accepted under the Plan, which notice shall be deemed delivered for all purposes under this Plan when personally delivered or mailed to Chief Financial Officer, 1st Source Corporation, P.O. Box 1602, South Bend, Indiana 46634 by postpaid certified United States mail.

(b)
The Corporation may require that, in allocating shares, the Participant agree with, and represent to, the Corporation that Participant is acquiring such shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares except such transfer by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Participant. Such shares shall be transferable thereafter only if the proposed transfer shall be permissible pursuant to this Plan and if, in the opinion of counsel (who shall be satisfactory to Corporation), such transfer shall at such time be in compliance with applicable securities law.

7. RESTRICTIONS. By accepting the award of shares under this Plan, a Participant agrees and consents to the following additional restrictions:

(a)
All unearned shares shall be retained by Corporation. A receipt for the certificate or certificates for the shares awarded to a Participant shall be delivered by the Corporation to a Participant on or after the date of issuance. Such Participant thereupon shall be a shareholder with respect to all of the shares represented by such certificate or certificates and shall have all rights of a shareholder with respect to all such shares, including the right to vote such shares and receive all dividends and other distributions, subject to termination upon the occurrence of an Act of Forfeiture as set forth in the Plan. The certificates for such shares may be either imprinted or stamped with a legend to the effect that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated (except to issuer), assigned, conveyed, or otherwise voluntarily or involuntarily disposed of except in accordance with this Plan (any such disposition being automatically an Act of Forfeiture) by the holder thereof until such time as the restrictions provided for herein lapse.

(b)
If new or additional or different shares or securities are distributed with respect to shares of common stock of the Corporation as the result of a stock split, stock dividend, combination of shares or other change involving 1st Source securities, or exchange for other securities, or reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Participant shall, as the owner of book value or market value shares subject to restrictions hereunder, be entitled to such new or additional or different shares of stock or securities.

(1)
In the case of such a stock split, stock dividend, combination or other change involving 1st Source securities, exchange for other 1st Source securities, reclassification, recapitalization, or other like event involving the distribution of 1st Source securities, the certificate or certificates for, or other evidences of, such new or additional or different book value or market value shares or securities, shall be appropriately imprinted with the legend provided in paragraph 7(a) of this Plan and all provisions of this Plan relating to restrictions to such new or additional or different book value or market value shares or securities to the extent applicable to the shares with respect to which they were distributed; provided, further, that if the Participant shall receive rights, warrants or fractional interests in respect of any of such shares, such rights or warrants and such fractional interests shall be received, by the Participant subject to all of the remaining restrictions herein set forth. All such additional book value or market value shares, rights or other securities shall be retained in safekeeping by the Corporation for the account of the Participant.

(2)
In the case of such an exchange for securities of an issuer other than 1st Source, or such a reorganization, merger, consolidation, or other like event involving the distribution of securities of an issuer other than 1st Source, which will result in a change of control of 1st Source, (i) all awarded shares subject to forfeiture under this Plan shall no longer be subject to forfeiture, (ii) all awarded shares shall be earned stock for all purposes of the Plan, and (iii) all restrictions on shares of stock theretofore awarded hereunder shall terminate (including the restrictions at paragraphs 7 and 8 hereof and except for those imposed by applicable securities laws). The foregoing sentence shall be effective immediately prior to such distribution. The Committee shall have full and sole discretion to determine whether a change in control of 1st Source will occur for these purposes, but in the absence of a contrary finding by the Committee, the acquisition by any person or group of persons, other than 1st Source, of beneficial ownership of 50.01% or more of the then outstanding shares of 1st Source common stock shall be deemed to be a change of control.

(c)
The term “Restricted Period” with respect to any book value shares awarded to a Participant under this Plan shall mean that period commencing with the date of issuance of such shares and ending on the date at which all such shares have been purchased from Participant by Corporation or exchanged by the Participant for market value shares as provided herein.

(d)
The term “Forfeiture Period” with respect to any award of shares issued to a Participant under this Plan shall mean a period commencing on the date of issuance of such shares to the Participant and ending over a five (5) year period thereafter. The Forfeiture Period shall terminate at an equal and proportionate rate for each year in which:

(1)
the Participant served continuously as an employee, for the full year, or in which the employee died, became totally disabled or retired at his/her normal retirement age while an employee, and during which,

(2)
for book value shares only, the Corporation achieved the requisite annual net income, ROA, ROE or other performance goal or goals established in advance by the Committee in connection with the applicable award.

The “normal retirement age” means age 65 unless changed by the Committee, provided, however, that the Committee may authorize a normal retirement at an earlier age for a Participant if it determines that such action is in the best interests of the Corporation or otherwise is warranted based upon hardship or other special circumstances.

With respect to book value shares only, for any year in which the Corporation’s performance is equal to or has exceeded the requisite cumulative goals established for the accumulated years subsequent to the date of the award, all risk of forfeiture is removed for those shares which were not released in that year or any prior year in which the Corporation failed to meet the required annual or cumulative goals.

Notwithstanding the foregoing, the Committee may, in light of external events or other changed circumstances that the Committee determines were beyond the control of Participants, and despite the Corporation’s failure to meet the required annual or cumulative goals, make adjustments to the net income, ROA, ROE or other performance goals attached to share awards, terminate or extend the Forfeiture Period on issued shares for the current or prior year for any current or prior year(s) or make such other adjustments as it determines are prudent and reasonable to fairly reward Participants. Such other adjustments may include taking into account strong relative performance, typically in the top quartile of the Corporation’s peers, based on a set of metrics determined by the Committee.

(e)	All stock subject to forfeiture shall be called “unearned stock.”

(f)	For all purposes of this Plan, an Act of Forfeiture shall be deemed to be any one of the following:

(1)
With respect to shares subject to forfeiture, the voluntary or involuntary termination of the employment of a Participant during the Forfeiture Period, other than by death, disability or normal retirement, or

(2)
The attempted sale, exchange, transfer, pledge, hypothecation, assignment, conveyance or other voluntary or involuntary disposition of any of the unearned stock all of which is hereby expressly prohibited by this Plan.;

(3)	The election by the Participant to be taxed in the year of receipt of an award of stock under Section 83(b) of the Internal Revenue Code of 1986 as amended, or

(4)
Termination of the five (5) year Forfeiture Period for book value shares if the Corporation fails to achieve the requisite annual net income, ROA, ROE or other performance goal or goals established in advance by the Committee in connection with the applicable award with respect to any portion of the unearned stock.

(g)
Upon the occurrence of an Act of Forfeiture relating to a Participant, the right, title and interest of all remaining unearned stock of Corporation held by such Participant shall be automatically forfeited and terminated for all purposes and Participant agrees on behalf of himself/herself, his/her personal representative, heirs, legatees, or successors to execute and deliver to Corporation such forms of stock power, assignments or instruments of transfer which Corporation may reasonably request and, upon the failure of Participant or his/her personal representatives, heirs, legatees or successors to execute and deliver any and all forms of stock power, assignments and instruments of transfer requested by the Committee to vest and transfer to Corporation complete title to all such forfeited shares, each Participant consents and agrees that the St. Joseph Circuit Court of St. Joseph County, Indiana, shall have personal jurisdiction over such Participant to permit Corporation to obtain an order of specific performance which is authorized and for which consent is hereby given by each Participant who accepts an award of shares under this Plan.

(h)
The right, title and interest of any transferee of any shares acquired from a Participant under this Plan by will or by laws of descent and distribution will and shall be subject to all of the terms and conditions of the Plan, including but without limitation, the restrictions on transfer and the provisions relating to forfeiture.

(i)
The book value shares may only be sold to the Corporation under the terms of this Plan. 1st Source may, in addition to any other purchases required by this Plan, upon request of a Participant, purchase earned book value stock from the Participant prior to death, disability, retirement, or other termination of employment. Any such purchase is limited to 50% of the Participant’s shares of earned book value stock which, at the time of purchase, have been earned book value stock for at least seven years. Such a purchase is permitted only upon approval of the Committee and only for the following reasons: (1) purchase of the Participant’s principal residence or a second home, (2) payment of tuition or related educational expenses for the Participant, the Participant’s spouse, or a dependent and (3) financial hardship. The Committee will have sole discretion to determine whether the enumerated criteria are being satisfied in any purchase. Any transfer or purported transfer made by a Participant at any time, except at the times and in the manner expressly authorized, shall be null and void and the Corporation shall not be obligated to recognize nor to give effect to such transfer on its books or records nor to recognize the person or persons to whom such purported transfer has been made as the legal beneficial holder of such shares.

(j)
The Committee may impose such other restrictions on any shares awarded to a Participant pursuant to this Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue-sky or securities laws applicable to such shares.

8. MANDATORY RESALE OF BOOK VALUE STOCK.

(a)
If the Participant is employed at the time of his death, total disability, or normal retirement, Participant or his/her personal representative must sell his/her book value stock back to the Corporation.

(1)	Twenty percent (20%) of the purchase price will be paid each year thereafter, beginning on the first anniversary of the date of such death, total disability, or retirement.

(2)	The purchase price for any year shall be the book value at the close of the year in which such death, total disability or retirement occurs.

(3)
The amount of the purchase price shall bear interest at 1st Source Bank’s current one-year certificate of deposit rate commencing as of the date the book value at the close of the applicable year is finally determined.

(4)	At the date of such retirement or total disability, Participant may elect to defer the sale of all book value stock for an additional period of up to five (5) years under the sale terms above.

(5)
The Corporation may elect to pay the purchase price through an exchange of all book value stock for market value stock of equal value. Such election must be made for all book value shares earned at time of such retirement or disability in accordance with the requirements established by the Committee. The Corporation may take into account the request of the Participant to be paid in either cash or market value stock.

(6)
As any unearned book value stock at date of such retirement is earned thereafter, it shall be sold to, or exchanged with, the Corporation consistent with the Corporation’s election in the immediately preceding subparagraph, and otherwise subject to the terms above.

(b)
Upon termination of employment by voluntary act of Participant or by act of Corporation, except death or disability or normal retirement, all of such Participant’s earned book value stock must be sold to Corporation.

(1)
The price to be paid by Corporation shall be the lower of (a) book value at the end of the year prior to year of departure, or (b) book value at the end of the year of departure. Book value shall be determined by the Committee as described in paragraph 9 below.

(2)	Installments of ten percent (10%) of the purchase price of the shares shall be paid to the Participant each year, without interest.

(c)
If the Committee in its sole discretion determines in any case that lump sum payment instead of installment payment as required by paragraph 8(a) or (b) would be desirable (whether for financial reasons, administrative ease, or otherwise) due to the size of the required installment payments, the Committee may order without consent of the Participant such lump sum payment be made in lieu of payment in installments. Such a lump sum payment shall be in an amount equal to the present value of the installment payments which would have otherwise been made discounted at the current long-term ”applicable federal rate.”

9. MISCELLANEOUS PROVISIONS.

(a)	Expense. All expenses and costs in connection with the administration of the Plan shall be borne by the Corporation.

(b)
No Prior Rights of Offer. Nothing in the Plan shall be deemed to give any officer or employee of the Corporation or his or its legal representatives or assigns or any other person or entity claiming under or through any Participant any contractual or other right to participate in the benefits of the Plan.

(c)
Indemnification of the Committee. In addition to such other rights or indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them or any of them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereof and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceedings, the person desiring indemnification shall give the Corporation an opportunity, at its own expense, to handle and defend the same.

(d)
Liability of Corporation. The liability of the Corporation under this Plan or any award of shares made hereunder is limited to the obligation set forth with respect to such award, and nothing herein contained shall be construed to impose any liability on the Corporation in favor of any Participant with respect to any loss, cost or expense which a Participant may incur in connection with or arising out of any transaction in connection therewith.

(e)
No Agreement to Employ. Nothing in the Plan shall be construed to constitute or be evidence of an agreement or understanding expressed or implied on the part of the Corporation or any Subsidiary to employ or retain any Participant to whom any shares have been awarded for any specified period of time or times.

(f)	Book value. Book value under this Plan shall be determined in accordance with generally accepted accounting principles, as published in the Corporation’s Annual Report.

(g)
Market value. Market value under this Plan shall mean the average closing price of a share of common stock, as reported by NASDAQ, or by any other exchange upon which the shares may be traded, for the five consecutive trading days ending on the day on which the value is to be determined or if that day is not a stock trading day, then on the last preceding trading day.

(h)
Materially Misstated Financial Results. In addition to any terms as the Committee may determine, all awards under the Plan shall be subject to applicable law, including laws governing the potential forfeiture and/or recovery of awards in the event they are based upon financial results that are subsequently determined to have been materially misstated.

10. AMENDMENT AND TERMINATION OF THE PLAN. The Corporation may at any time terminate or extend the Plan, or make such modification of the Plan or of the exhibits attached to this Plan as it shall deem advisable. No termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment.

11. POWERS OF EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE. The Committee shall have the authority to make all interpretations of this plan in its sole discretion. It shall make all administrative rules and other determinations and shall rule upon all questions and requests with respect to the Plan.

EXHIBIT C: 1ST SOURCE CORPORATION 1998 PERFORMANCE COMPENSATION PLAN

1. PURPOSE. The purpose of the 1st Source Corporation (“Company”) 1998 Performance Compensation Plan (“Plan”) is to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees (“Employees”) essential to the success of the Company and its subsidiaries; (ii) motivation of Employees using performance-related incentives linked to longer range performance goals and the interests of Company shareholders; and (iii) enabling of the Employees to share in the long term growth and success of the Company.

2. ADMINISTRATION. The Plan will be administered by the Executive Compensation and Human Resources Committee (“Committee”) of the Board of Directors of the Company, which will consist of two or more members. The Committee will have the sole, final and conclusive authority to administer, construe and interpret the Plan. All members of the Committee must be non-employee, outside directors as defined in applicable IRS Regulations.

3. ELIGIBILITY. The Committee in its sole and complete discretion will select full-time Employees of the Company and its subsidiaries, who in its opinion, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. No non-employee director of the Company will be eligible to participate under the Plan. No member of the Committee will be eligible to participate under the Plan.

4. PERFORMANCE-BASED COMPENSATION. Any awards made to Employees under the Plan will be performance-based compensation (“Awards”) subject to the attainment of pre-established objective performance goals, including one or more of the following criteria:

(i) net income; (ii) pre-tax income; (iii) earnings per share; (iv) return on equity; (v) return on assets; (vi) Economic Value Added and/or increase in Economic Value Added; (vii) increase in the market price of the Company’s common stock; (viii) total shareholder return (stock price appreciation plus dividends); and (ix) the performance of the Company in any of the items mentioned in clauses (i) through (viii) in comparison to the average performance of companies combined into a Company-constructed peer group.

All performance measures, formulas and determination of eligibility for a performance period will be established by the Committee in writing no later than ninety (90) days after the beginning of the performance period or by such other date as may be permitted under Section 162(m) of the Internal Revenue Code of 1986 and the regulations. Performance measures may be based on one or more of the business criteria listed herein. No Award to any single Employee will exceed $5 million in one calendar year. No performance measures will allow for any discretion by the Committee to increase any Award, but discretion to lower Awards is permissible. The payment of any Award under the Plan to an Employee with respect to a relevant performance period will be contingent upon certification by the Committee prior to any such payment that the applicable performance measure(s) relating to the Award have been satisfied. Payment of the award will not be conditioned upon it being deductible by the Company. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the plan in any such respects, as may be required to satisfy the requirements of Section 162(m) of the Internal Revenue Code (or any successor or similar rule relating thereto). Payment of any Award must be made not later than 2 ½ months after the end of the calendar year corresponding to the last day of the Performance Period with respect to such Award or, if earlier, the end of the applicable short term deferral exception period for nonqualified deferred compensation plans established in the latest amendment to Section 409A (or successor provision)of the Internal Revenue Code or regulations thereunder subsequent to January 20, 2011.

To the extent authorized by the Committee at the time of payment of an award, an award may be paid in whole or in part in the form of shares of common stock of the Company having a fair market value at the time of issuance equal to the dollar amount of the award (or portion thereof) to be so paid. In no event shall the Committee authorize the issuance of shares under this Plan in any calendar year in excess (based on the value of shares at the date of issuance) of $3 million. The Committee may require each Employee acquiring shares pursuant to this Plan to represent to and agree with the Company in writing that he/she is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

If an Employee’s employment with the Company is terminated by reason of death or total and permanent disability that occurs before the end of a Performance Period, the Employee will be entitled to a pro rata award based upon the number of days elapsed at the time of termination. The amount of any Award due a deceased Employee will be paid to the beneficiary designated by the Employee in writing to the Company, or if none, the Employee’s Estate.

5. NO EMPLOYMENT CONTRACT. The Plan is not and is not intended to be an employment contract with respect to any of the Employees, and the Company’s rights to continue or to terminate the employment relationship of any Employee will not be affected by the Plan.

6. AMENDMENT AND TERMINATION. The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, but it may not adversely affect the rights of any Employee under an award. Any material amendment will require shareholder approval.

7. INDEMNITY. Each person who is or will have been a member of the Board of Directors or the Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such persons in settlement thereof with the Company’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against them, provided they will give the Company an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

8. MISSTATED FINANCIAL RESULTS. All awards under the plan shall be subject to applicable law, including laws governing the potential forfeiture and/or recovery of awards in the event they are based upon financial results that are subsequently determined to have been misstated.

9. EXPENSES OF PLAN. The expenses of administering the Plan will be borne by the Company.

10. SUCCESSORS. The Plan will be binding upon the successors and assigns of the Company.

11. TAX WITHHOLDING. The Company will have the right to withhold from the payment of any Award the amount of any federal, state or local taxes which the Company is required to withhold.

12. GOVERNING LAW AND NOTICE. The Plan, and its rules, rights, agreements and regulations, will be governed, construed, interpreted and administered solely in accordance with the laws of the State of Indiana. In the event any provision of the Plan will be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination will not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which will remain in full force and effect as if the Plan has been absent the invalid, illegal or unenforceable provision or portion thereof.

Unless otherwise specifically provided herein, any notice to be given to the Committee under the Plan will be given in writing and will be deemed delivered for all purposes of the Plan if personally delivered to a member of the Committee or mailed to such Committee addressed to the Company by postpaid, certified United States mail.

13. EFFECTIVE DATE AND DURATION OF PLAN. The Plan was adopted on February 19, 1998, by the Executive Committee of the Board of Directors of the Company and will be effective as of that date, subject to shareholder approval at the annual shareholders meeting of the Company to be held in South Bend, Indiana, on April 16, 1998. The Plan will have no termination date, unless otherwise required by law or otherwise terminated by the Committee.

 EXHIBIT D: 1ST SOURCE CORPORATION 1982 RESTRICTED STOCK AWARD PLAN

1. PURPOSE. This Restricted Stock Award Plan (“the Plan”) is intended to promote the interest of 1st Source Corporation, an Indiana corporation (the “Corporation”) and its shareholders by providing an incentive to induce continued future employment and performance of certain key exempt or non-exempt employees of the Corporation and certain key employees of one or more Subsidiaries of Corporation.  For the purposes of this Plan, the term “Subsidiary” shall mean a corporation or corporations of which the Corporation owns, directly or indirectly, a majority of the outstanding voting stock.

2. ADOPTION AND ADMINISTRATION OF THE PLAN. The Plan shall become effective as of May 1, 1982.  The Plan shall be administered by the Executive Compensation Committee of the Corporation (the “Committee”).  The Committee shall interpret, implement, and administer the Plan to the extent and the manner contemplated herein it shall exercise the discretion granted to it as to the determination of who shall participate in the Plan, the terms and conditions under which key employees may participate or continue participating in the Plan, how many shares shall be allocated to each participant, and the time when such shares shall be allocated and issued to each participant.  Any action taken by the Committee with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding on the Corporation and each participant.

3. STOCK SUBJECT TO PLAN. The Committee may allocate to the Restricted Stock Award Plan not more than 1% in any one year of the outstanding common stock of the Corporation outstanding at the beginning of such year, which common stock is herein sometimes referred to as “shares.”  The distribution of shares pursuant to this Plan may be made either from authorized and unissued shares or from Treasury shares as determined by the Committee.  All shares issued in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4. ELIGIBILITY. The Committee shall designate from time to time key exempt and non-exempt employees of the Corporation or a Subsidiary (including officers) engaged in activities which further the objectives of the Corporation, who shall be eligible to receive an allocation or allocations of shares under the Plan as recommended by the Chief Executive Officer, and the number of shares of stock of the Corporation to be allocated to each.  In selecting those persons to whom allocations of shares hereunder shall be made at any time, and in determining the number of shares to be allocated, the Committee shall consider with respect to those employees the position and responsibility of such persons, the value of their future services to the Corporation, the compensation otherwise received by persons and other factors as the Committee deems pertinent.

5. FORM OF ALLOCATION. At the time of making any allocation by the Committee,  the Committee shall advise the employee selected to participate in a stock award under this Plan as to such allocation by written notice, which employee so selected hereinafter is sometimes referred to as “Participant.”

6. ACTION REQUIRED OF PARTICIPANTS.

(a)
Within 30 days from the date of such written notice of the Participant’s initial allocation under the Plan, the Participant shall notify the Committee, in writing, of acceptance of the allocation and the terms thereof, applicable to the initial allocation and to all subsequent allocations accepted under the Plan, which notice shall be deemed delivered for all purposes by this Plan when personally delivered or mailed to Chief Financial Officer, 1st Source Corporation, P.O. Box 1602, South Bend, Indiana 46634 by postpaid certified United States mail.

(b)
The Corporation may require that, in allocating shares, the Participant agree with, and represent to, the Corporation that Participant is acquiring such shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares except such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Participant.  Such shares shall be transferable thereafter only if the proposed transfer shall be permissible pursuant to this Plan and if, in the opinion of counsel (who shall be satisfactory to Corporation), such transfer shall at such time be in compliance with applicable securities laws.

7. RESTRICTIONS. By accepting the allocation of shares under this Plan, a Participant agrees and consents to the following additional restrictions:

(a)
A certificate or certificates for the shares allocated to a Participant shall be delivered by the Corporation to a Participant on the date at which restrictions set forth in paragraph 7(c) below, shall have lapsed.  Until such time as the restrictions lapse, Corporation shall issue and retain in safekeeping such allocation.  Upon issue Participant shall be a shareholder with respect to all of the shares represented by such certificate or certificates and shall have all rights of a shareholder with respect to all such shares, including the right to vote such shares and receive all dividends and other distributions, subject to termination upon the occurrence of an Act of Forfeiture as set forth in this Plan.  The certificates for such shares may be either imprinted or stamped with a legend to the effect that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, assigned, conveyed, or otherwise voluntarily or involuntarily disposed of except in accordance with this Plan (any such disposition being automatically an Act of Forfeiture) by the holder thereof until such time as the restrictions provided for herein lapse.

(b)
If new or additional or different shares or securities are distributed with respect to shares of common stock of the Corporation as the result of a stock split, stock dividend, combination of shares or other change involving 1st Source securities, or exchange for other securities, or reclassification, reorganization, merger, consolidation, recapitalization or otherwise (“Exchange Event”), the Participant shall, as the owner of shares subject to restrictions hereunder, be entitled to such new or additional or different shares of stock or securities.

(1)
In the case of an Exchange Event, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall be appropriately imprinted with the legend provided in paragraph 7(a) of this Plan, and all provisions of this Plan relating to restrictions and lapse of restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed; provided, further, that if the Participant shall receive rights, warrants or fractional interests in respect of any of such shares, such rights or warrants and such fractional interests shall be received by the Participant subject to all of the remaining restrictions herein set forth.  All such additional shares, rights or other securities shall be retained in safekeeping by the Corporation for the account of the Participant.

(2)
In the case of a qualifying termination of employment of the Participant, as defined below, (i) all awarded shares subject to forfeiture under this Plan shall no longer be subject to forfeiture and shall be earned stock for all purposes of the Plan, and (ii) all restrictions on shares of stock theretofore awarded hereunder shall terminate (except for any restrictions imposed by applicable securities laws).  The foregoing sentence shall be effective immediately prior to such qualifying termination of employment.

(3)
For purposes of this Section, the following defined terms have the described meanings.  “Qualifying termination of employment” means the involuntary termination of the Participant’s employment (i) within one year following an Exchange Event that involves the distribution of securities of an issuer other than 1st Source and that results in a change of control of 1st Source and (ii) for reasons other than the Participant’s willful and continued failure to perform his or her material duties and other than the Participant’s dishonesty or willful misconduct in connection with his or her work.  “Change of control” means a change of ownership or management that the Committee, in its full and sole discretion, shall determine to be a change of control for purposes of this Section; in the absence of a contrary finding by the Committee, the acquisition by any person or group of persons, other than 1st Source, of beneficial ownership of 50.01% or more of the then outstanding shares of 1st Source common stock shall be deemed a change of control.

(c)
The term “Restricted Period” with respect to any allocation of shares issued to a Participant under this Plan shall mean a period commencing on the date of issuance of such shares to the Participant and ending ten (10) years or such other period as the Committee may designate in the notice of allocation thereafter.  The restricted period shall terminate at an equal and proportionate amount of the allocation of shares for each year in which:

(1)	the Participant has served continuously as an employee, and was employed or retired at year end, or in which such employee dies while employed or retired.

(2)
the company return on equity meets or exceeds the rate of return on common equity established in advance by the Committee, or the Participant meets or exceeds the individual performance goal(s) established in advance by the Committee, as applicable.

Any year in which the cumulative rate of return on equity meets or exceeds the rate established for the accumulated years subsequent to the year of the award, will remove the restrictions for that year and any prior year for which the yearly rate failed to meet the established rate.

Notwithstanding the foregoing, the Committee may in its sole discretion at any time extend the Forfeiture Period on issued shares for the current or prior year(s), despite the Corporation’s failure to meet the required annual or cumulative rate of return.

With respect to individual performance goals, if a Participant fails to meet or exceed his/her individual performance goal(s) for a given year, all shares so restricted with respect to that year will be forfeited.

The Committee may designate the particular shares with respect to which such restrictions end at the expiration of each such yearly period either by authorizing the issuance of separate certificates or by other instruments or documentation as deemed feasible by the Committee, and such certificates shall be delivered to Participant forthwith.

(d)	For all purposes of this Plan, an “Act of Forfeiture” with respect to the remaining restricted stock of any award shall be deemed to be any one of the following:

(1)	Voluntary or involuntary termination including death, retirement or total disability of the employment of a Participant during the Restricted Period, or

(2)
The attempted sale, exchange, transfer, pledge, hypothecation, assignment, conveyance or other voluntary or involuntary disposition of any of the restricted shares during their Restricted Period, all of which is hereby expressly prohibited by this agreement, or

(3)	The election by the Participant to be taxed in the year of receipt of the restricted stock under Section 83(b) of the Internal Revenue Code of 1986 as amended, or

(4)	Termination of the Restricted Period if the annual or cumulative rate of return on common equity has not been achieved.

(e)
Upon the occurrence of an Act of Forfeiture relating to a Participant, the right, title and interest of all remaining restricted shares of Corporation allocated to the Participant shall be automatically forfeited and terminated for all purposes and Participant agrees on behalf of himself, his personal representatives, heirs, legatees, or successors to:

(1)
Execute and deliver to Corporation such forms of stock power, assignments or instruments of transfer which Corporation may reasonably request and, upon the failure of Participant or his personal representatives, heirs, legatees or successors so to do, the Secretary of Corporation is hereby appointed as the attorney-in-fact of Participant and his personal representatives, heirs, legatees or successors to execute and deliver any and all forms of stock power, assignments and instruments of transfer requested by the Committee to vest and transfer to Corporation complete title to all such forfeited shares, and further each Participant consents and agrees that the St. Joseph Circuit Court of St. Joseph County, Indiana, shall have personal jurisdiction over such Participant to permit Corporation to obtain an order to specific performance which is authorized and for which consent is hereby given by each Participant who accepts an allocation of shares under this Plan.

(f)
The right, title and interest of any transferee of any restricted shares acquired from a Participant under this Plan by Will or by the laws of descent and distribution shall be subject to all the terms and conditions of this Plan, including, but without limitation, the restrictions on transfer and the provisions relating to forfeiture.

(g)
Any transfer or purported transfer made by a Participant at any time while restricted or prohibited by this Plan, except at the times and in the manner expressly authorized, shall be null and void and the Corporation shall not be obligated to recognize or give effect to such transfer on its books or records or recognize the person or persons to whom such purported transfer has been made as the legal beneficial holder of such shares.

(h)
The Committee may impose such other restrictions on any shares allocated to a Participant pursuant to this Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue-sky or securities laws applicable to such shares.

8. MISCELLANEOUS PROVISIONS.

(a)	Expense. All expenses and costs in connection with the administration of the Plan shall be borne by the Corporation.

(b)
No Prior Rights of Offer.  Nothing in the Plan shall be deemed to give any officer or employee of the Corporation or his or its legal representatives or assigns or any other person or entity claiming under or through any Participant any contractual or other right to participate in the benefits of the Plan.

(c)
Indemnification of the Committee.  In addition to such other rights or indemnifications as they may have, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them or any of them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereof and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceedings, the person desiring indemnification shall give the Corporation an opportunity, at its own expense, to handle and defend the same.

(d)
Liability of Corporation.  The Liability of the Corporation under this Plan or any allocation of shares made hereunder is limited to the obligation set forth with respect to such allocation, and nothing herein contained shall be construed to impose any liability on the Corporation in favor of any Participant with respect to any loss, cost or expense which a Participant may incur in connection with or arising out of any transaction in connection therewith.

(e)
No Agreement to Employ.  Nothing in the Plan shall be construed to constitute or be evidenced of an agreement or understanding expressed or implied on the part of the Corporation or any Subsidiary to employ or retain any Participant to whom any shares have been allocated for any specified period of time or times.

9. AMENDMENT AND TERMINATION OF THE PLAN. The Corporation may at any time terminate or extend the Plan, or make such modification of the Plan or of the exhibits attached to this Plan as it shall deem advisable.  No termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment.

ANNUAL MEETING OF SHAREHOLDERS OF 1st SOURCE CORPORATION

April 21, 2011    10:00 a.m.

1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana 46601

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER                                              ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 21, 2011:

The Notice of Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card are available at -

 https://materials.proxyvote.com/336901.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, FOR AN ADVISORY VOTE BY SHAREHOLDERS EVERY THREE YEARS AS REQUESTED IN PROPOSAL NUMBER 3, AND “FOR” PROPOSALS 4, 5, 6 AND 7. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.    ☒

1. Election of Directors:

☐	FOR ALL NOMINEES	☐	Allison N. Egidi	Term Expires April 2012

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Najeeb A. Khan	Term Expires April 2013

☐	FOR ALL EXCEPT (See instructions below)	☐	Christopher J. Murphy IV	Term Expires April 2013

		☐	Lawrence E. Hiler	Term Expires April 2014

		☐	Rex Martin	Term Expires April 2014

		☐	Christopher J. Murphy III	Term Expires April 2014

		☐	Timothy K. Ozark	Term Expires April 2014

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the square next to each nominee you wish to withhold, as shown here:    ☒

		FOR	AGAINST	ABSTAIN

2. Advisory Approval of Executive Compensation		☐	☐	☐

	EVERY	EVERY	EVERY
	THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN

3. Advisory Approval of Frequency of Future Advisory Votes on Executive Compensation	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4. Approval of the 2011 Stock Option Plan		☐	☐	☐

		FOR	AGAINST	ABSTAIN

5. Approval of Amended 1982 Executive Incentive Plan		☐	☐	☐

		FOR	AGAINST	ABSTAIN

6. Approval of Amended 1998 Performance Compensation Plan		☐	☐	☐

		FOR	AGAINST	ABSTAIN

7. Reapproval of the 1982 Restricted Stock Award Plan		☐	☐	☐

8. Such Other Business as May Properly be Brought Before the Meeting

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed in Proposal 1, for Proposal 2, for an advisory vote by shareholders every three years as requested in Proposal 3, and for Proposals 4, 5, 6 and 7.

Signature of Shareholder:                                                                      Date:

Signature of Shareholder:                                                                      Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.                                ☐

1st SOURCE CORPORATION

Proxy for Annual Meeting of Shareholders on April 21, 2011

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES and follow the simple instructions. Use the Company and Account
Number shown on your proxy card.

The undersigned hereby appoints Christopher J. Murphy III, Wellington D. Jones III, and John B. Griffith and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 21, 2011 and at any and all adjournments thereof.

(Continued and to be signed on the reverse side)